Exhibit 10.1

CONFIDENTIAL	EXECUTION COPY

CONFIDENTIAL TREATMENT REQUESTED

UNDER 17 C.F.R §§ 200.80(B)4, AND 240.24B-2

DEVELOPMENT, OPTION AND LICENSE AGREEMENT

BETWEEN

ISIS PHARMACEUTICALS, INC.,

AND

BIOGEN IDEC INTERNATIONAL HOLDING LTD

DEVELOPMENT, OPTION AND LICENSE AGREEMENT

This DEVELOPMENT, OPTION AND LICENSE AGREEMENT (the “Agreement”) is entered into as of the 3rd day of January, 2012 (the “Effective Date”) by and between ISIS PHARMACEUTICALS, INC., a Delaware corporation, having its principal place of business at 2855 Gazelle Court, Carlsbad, CA 92010 (“Isis”), and BIOGEN IDEC INTERNATIONAL HOLDING LTD, a Bermuda limited company, having its principal place of business at Canon’s Court, 22 Victoria Street, Hamilton HM12 Bermuda (“Biogen Idec”). Biogen Idec and Isis each may be referred to herein individually as a “Party” or collectively as the “Parties.”  Capitalized terms used in this Agreement, whether used in the singular or the plural, have the meaning set forth in APPENDIX 1.  All attached appendices and schedules are a part of this Agreement.

RECITALS

WHEREAS, Isis has proprietary technology with respect to antisense therapeutics, and is developing ISIS 396443 for Spinal Muscular Atrophy;

WHEREAS, Biogen Idec has expertise in developing and commercializing human therapeutics, and Biogen Idec is interested in developing and commercializing an antisense therapeutic for Spinal Muscular Atrophy;

WHEREAS, Biogen Idec desires Isis to Develop ISIS 396443 through completion of both the CS3 Study and the CS4 Study, and to have an Option to obtain an exclusive license under this Agreement to Develop, Manufacture and Commercialize Products in the Field.

NOW, THEREFORE, in consideration of the respective covenants, representations, warranties and agreements set forth herein, the Parties hereto agree as follows:

ARTICLE 1.
DEVELOPMENT

1.1.                            Development Term. The term for the conduct of the ISIS-SMNRx Development Plan will begin on the Effective Date and will end upon the earlier of (i) completion of both the CS3 Study and CS4 Study, which the Parties estimate will be approximately [***] years after the Effective Date, or (ii) mutual agreement of the Parties.

1.2.                            Development Management.

1.2.1.                  JDC. The Parties will establish a joint development committee (the “JDC”) to provide advice and make recommendations on the conduct of activities under the ISIS-SMNRx Development Plan, which advice and recommendations will be consistent with the ISIS-SMNRx Development Plan. The JDC will consist of two representatives appointed by Isis and two representatives appointed by Biogen Idec. Each JDC member will be a senior development staff leader or have similar experience and expertise as a senior development staff leader.  Each Party will designate one of its two representatives who is empowered by such Party to make decisions related to the performance of such Party’s obligations under this Agreement to act as the co-chair of the JDC. The co-chairs will be responsible for overseeing the activities of the JDC consistent with the responsibilities set forth in Section 1.2.2. SCHEDULE 1.2.1 sets forth certain JDC governance matters agreed to as of the Effective Date. The JDC will determine the JDC operating procedures at its first meeting, including the JDC’s policies for replacement of JDC members, policies for participation by additional representatives or consultants invited to attend JDC meetings, and the location of meetings, which will be codified in the written minutes of the first JDC meeting. Each Party will be responsible for the costs and expenses of its own employees or consultants attending JDC meetings.

1.2.2.                  Role of the JDC.  Without limiting any of the foregoing, subject to Section 1.2.3, the JDC will perform the following functions, some or all of which may be addressed directly at any given JDC meeting:

(a)                      review and provide advice on the ISIS-SMNRx Development Plan, including whether and how to conduct any of the activities listed on SCHEDULE 1.2.2(a);

(b)                      amend the ISIS-SMNRx Development Plan upon unanimous written consent;

(c)                      review and provide advice on PoC Trial Designs; and

(d)                      such other review and advisory responsibilities as may be assigned to the JDC pursuant to this Agreement.

1.2.3.                  Decision Making. Isis will conduct the ISIS-SMNRx Development Plan giving due consideration to the recommendations and advice of the JDC. Subject to Section 1.3.1, prior to Option exercise, Isis will have the final decision-making authority regarding [***], and [***]. After Option exercise, Biogen Idec will have the final decision-making authority regarding the Manufacture, Development and Commercialization of Products. Except as otherwise permitted by Section 1.2.2(b), the JDC will have no decision making authority and will act as a forum for sharing information about the activities conducted by the Parties hereunder and as an advisory body, in each case only on the matters described in, and to the extent set forth in, this Agreement.

1.2.4.                  Term of the JDC.  Isis’ obligation to participate in the JDC will terminate upon Biogen Idec’s exercise of the Option. Thereafter, Isis will have the right, but not the obligation, to participate in JDC meetings upon Isis’ request.

1.2.5.      Briefing the JDC. At each regularly scheduled meeting of the JDC prior to exercise of the Option, Isis will provide to the JDC a progress update on the Development of the Product.

1.2.6.                  Alliance Managers.  Each Party will appoint a representative to act as its alliance manager (each, an “Alliance Manager”). Each Alliance Manager will be responsible for supporting the JDC and performing the activities listed in SCHEDULE 1.2.6.

1.3.                            Isis’ Development Responsibilities.

1.3.1.                  ISIS-SMNRx Development Plan. Isis will carry out its drug Development efforts for ISIS 396443 pursuant to the ISIS-SMNRx Development Plan. Isis will, subject to the provisions of this Agreement, update the ISIS-SMNRx Development Plan with any non-material changes as needed, but at least once Annually, and submit it to the JDC for its review and comment. Any material changes to the ISIS-SMNRx Development Plan, including any material changes to the Phase 1 Trial Design or the PoC Trial Design, must be unanimously agreed to by the JDC. Without limiting any of the foregoing, any change to [***] in the ISIS-SMNRx Development Plan is deemed to be a material change to the ISIS-SMNRx Development Plan that must be unanimously agreed to by the JDC.

1.3.2.                  Drug Development. Isis will use Commercially Reasonable Efforts to conduct all activities under the ISIS-SMNRx Development Plan on the timeline set forth in the ISIS-SMNRx Development Plan, including the following Development activities under this Agreement:

(a)                      Subject to Section 1.4 below, Develop ISIS 396443 through the completion of a PoC Trial; provided, however, Isis may discontinue such Development if at any time after having consulted, and having given good faith consideration to the recommendations of the JDC and a mutually-agreed Third Party expert, Isis in good faith believes that continuing such Development would (i) pose an unacceptable risk or threat of harm in humans, or (ii) violate any Applicable Law, ethical principles, or principles of scientific integrity. Prior to discontinuing Development of ISIS 396443, Isis will provide Biogen Idec with reasonable advance notice of such discontinuation, including the grounds for Isis’ determination. If Isis elects to discontinue Development of ISIS 396443 pursuant to this Section 1.3.2(a), Biogen Idec may, in its discretion, elect to continue Development of ISIS 396443 by providing Isis with written notice of Biogen Idec’s exercise of the Option within 90 days after Isis’ written notice to Biogen Idec of such discontinuation.  If Biogen Idec timely executes its Option under this Section 1.3.2(a), then [***]. If Biogen Idec does not timely execute its Option under this Section 1.3.2(a), then the Option will expire.

(b)                      Phase 1 Trials. Each Phase 1 Trial will be designed in accordance with the applicable Phase 1 Trial Design set forth in the ISIS-SMNRx Development Plan. Isis will keep Biogen Idec informed of the progress and status of each Phase 1 Trial.  When Isis completes a Phase 1 Trial, Isis will notify Biogen Idec in writing within 30 days. Isis will provide

Biogen Idec with the data generated under the [***] for such Phase 1 Trial as soon as practicable after such notice.

(c)                      PoC Trial.  Each PoC Trial will be designed in accordance with the applicable PoC Trial Design set forth in the ISIS-SMNRx Development Plan. Isis will keep Biogen Idec informed of the progress and status of each PoC Trial. When Isis completes a PoC Trial under the ISIS-SMNRx Development Plan, Isis will notify Biogen Idec in writing within 30 days after such completion. Isis will provide Biogen Idec with [***] as soon as practicable after such notice.

1.3.3.                  Conduct of Development.  Isis will conduct its work under the ISIS-SMNRx Development Plan in a good scientific manner, and in compliance with all applicable good laboratory practices and cGMP, and all Applicable Laws.

1.4.                            Development Costs and Expenses.

1.4.1.                  Development Costs Paid by Isis.

(a)                                  Before Option Exercise. Until Biogen Idec exercises the Option, Isis will be responsible for all research and Development activities for ISIS 396443 under the ISIS-SMNRx Development Plan and, except as otherwise provided under Section 1.4.2 or Section 1.5, all costs and expenses associated therewith.

(b)                                  After Option Exercise. If Biogen Idec exercises its Option after receiving a PoC Trial Completion Notice but before completion of both the CS3 Study and the CS4 Study, Isis will complete the remaining study in accordance with Section 1.3 [***].

1.4.2.                  Development Costs Paid by Biogen Idec.

(a)                                  Before Option Exercise. Biogen Idec will be responsible for paying any Additional Development Plan Costs resulting from Biogen-Initiated Changes. Isis will permit Biogen Idec to review, negotiate (with Isis) and approve the Additional Development Plan Costs before implementing any Biogen-Initiated Changes. Isis and Biogen Idec will update the ISIS-SMNRx Development Plan with any such revised studies and Isis will invoice Biogen Idec for any such approved Additional Development Plan Costs. Biogen Idec will pay the invoices submitted pursuant to this Section 1.4.2(a) for such approved Additional Development Plan Costs within 45 days after receipt of the applicable invoice by Biogen Idec.

(b)                                  After Option Exercise. Except as otherwise provided in Section 1.4.1(b), after Option exercise, Biogen Idec will be solely responsible for the costs and expenses related to the Development, Manufacture and Commercialization of Products.

1.5.                            Supply Chain Strategy.

1.5.1.                  Selecting a CMO.

(a)                                  Within [***] after the Effective Date, the Parties will discuss and mutually agree upon a supply chain strategy, including selection of a CMO to supply or re-supply API and finished drug Product for (i) the CS3 Study and CS4 Study and any Clinical Studies planned after the CS2 Study that the Parties may later add to the ISIS-SMNRX Development Plan (“Clinical Supplies”), and (ii) Commercialization of a Product, including validation batches and support for filings with applicable Regulatory Authorities in support of obtaining Approval (“Commercial Supplies”), pursuant to the terms of a written agreement with a CMO approved by Biogen Idec and Isis in accordance with Section 1.5.2. On or prior to the Effective Date, Isis will provide Biogen Idec a list of approved CMOs for the Manufacture of API (the “CMO List”), which CMO List may be amended at any time by mutual written agreement of the Parties. In addition, Isis and Biogen Idec will work together to add to the CMO List an appropriate list of approved CMOs for finished drug Product.

(b)                                  The Parties’ goal is to mutually agree on the CMO(s) selected from the CMO List to Manufacture Clinical Supplies and Commercial Supplies. Biogen Idec will select, in Biogen Idec’s sole discretion, one or more CMOs for the Manufacture of Clinical Supplies and Commercial Supplies from the CMO List; provided, that Biogen Idec will use good faith efforts to select a CMO that will Manufacture Commercial Supplies [***]. For purposes of clarity, this Section 1.5.1 will not limit Biogen Idec’s sole discretion to select a CMO to Manufacture Commercial Supplies.

1.5.2.                  Executing CMO Agreements. In connection with selecting and engaging one or more CMOs under Section 1.5.1 above, the Parties will cooperate in good faith to negotiate and execute any agreements with CMOs for the Manufacture of Clinical Supplies as well as the toll Manufacture of Commercial Supplies (each such agreement, a “Manufacturing Agreement”). Isis will enter into Manufacturing Agreements with one or more CMOs for the Manufacture of Clinical Supplies and Biogen Idec will enter into Manufacturing Agreements with one or more CMOs for the Manufacture of Commercial Supplies. The Manufacturing Agreements will include (i) in the event Isis is the contracting Party, [***] a license from Isis to [***] under the [***] to the extent necessary for [***] (a “Manufacturing License”) and [***]; and (ii) if Biogen Idec is the contracting Party, [***]. Additionally, if Biogen Idec is the contracting Party for a Manufacturing Agreement, Isis will [***]. Neither Party will enter into any agreement with a

CMO for the Manufacture of API or finished drug Product unless the terms of such agreement are reasonably acceptable to both Isis and Biogen Idec. Prior to execution of any such agreement, the contracting Party will provide a copy of any proposed Manufacturing Agreement to the non-contracting Party for such non-contracting Party’s review and approval and will consider in good faith all comments and recommendations provided by the non-contracting Party with respect to such Manufacturing Agreement; provided, however, that Isis will have the final decision-making authority regarding [***], and Biogen Idec will have the final decision-making authority regarding [***]. Each Party will provide the other Party with a true and complete copy of any Manufacturing Agreement with a CMO within 30 days after the execution thereof.  Subject to Section 1.4.1, Biogen Idec will be responsible for paying [***]. If the Parties mutually agree to use any portion of Commercial Supplies for the CS3 Study and/or the CS4 Study, Isis and Biogen Idec will cooperate in good faith and mutually agree on an appropriate [***] (if any) from Isis to Biogen Idec for such Commercial Supplies, based on the premise that Biogen Idec is responsible for [***].

1.5.3.                  Additional Activities Requested by Biogen Idec.  If Biogen Idec desires that either Isis or a Third Party [***] or conduct other work to support Approval of ISIS 396443, including [***], prior to Option exercise (“Other Pre-Option Activities”), subject to Section 1.4.1 and Section 1.4.2, Biogen Idec will pay the costs of conducting such work, including, the cost of Isis’ time incurred in performing such work at the then-applicable Isis FTE Rate, plus any reasonable out-of-pocket expenses incurred by Isis in performing such work (“Other Pre-Option Costs”). Isis will permit Biogen Idec to review, negotiate (with Isis) and approve the Other Pre-Option Costs prior to conducting any Other Pre-Option Activities. Isis will invoice Biogen Idec directly for any such approved Other Pre-Option Costs incurred by Isis and Biogen Idec will pay the invoices submitted pursuant to this Section 1.5.3 for such approved Other Pre-Option Costs within 45 days after receipt of the applicable invoice by Biogen Idec. In the case where Other Pre-Option Activities are performed by a Third Party, the Parties will arrange for the Third Party to directly bill Biogen Idec and for Biogen Idec to pay such Third Party directly.

ARTICLE 2.
EXCLUSIVITY COVENANTS

2.1.                            Exclusivity; Right of First Negotiation.

2.1.1.                  Exclusivity Covenants.

(a)                                  The Parties’ Exclusivity Covenants During the Option Period. Each Party agrees that, except in the performance of its obligations under this Agreement and except as set forth in Section 2.1.2, Section 2.1.3, Section 10.4.2 or Section 10.4.3, it will not work independently or for or with any of its Affiliates or any Third Party (including the grant of any license to any Third Party) with respect to discovery, research, development, manufacture or commercialization of an ASO that is designed to bind to the RNA that encodes SMN in the Field from the Effective Date through the expiration or earlier termination of the Option (the “Option Period”).

(b)                                  Isis’ Exclusivity Covenant After Option Exercise.  Except as set forth in Section 2.1.2, Section 2.1.3, Section 10.4.2 or Section 10.4.3, if Biogen Idec timely exercises the Option in accordance with this Agreement, then Isis will not work independently or for or with any of its Affiliates or any Third Party (including the grant of any license to any Third Party) with respect to:

(i)                                    discovery, research or development of an ASO that is designed to bind to the RNA that encodes SMN in the Field until [***]; and

(ii)                                on a country-by-country basis, commercializing an ASO that is designed to bind to the RNA that encodes SMN in the Field until [***].

(c)                                  Biogen Idec’s Exclusivity Covenant After Option Exercise. After Option exercise, Biogen Idec’s exclusivity obligations under Section 2.1.1(a) will be extended and will continue for so long as and to the extent of [***].

Except as expressly set forth in Section 2.1.2, Section 2.1.3, or Section 10.4.3, in no event will Isis have the right to [***].

2.1.2.                  Right of First Negotiation for Follow-On Compounds. During the period commencing on the Effective Date and ending upon (i) if the Option is not exercised in accordance with this Agreement, [***], or (ii) if the Option is exercised in accordance with this Agreement, [***] (such period, the “ROFN Period”), Isis hereby grants to Biogen Idec a right of first negotiation to develop and commercialize any Follow-On Compound developed by or on behalf of Isis, which right of first negotiation is granted on the following terms and conditions:

(a)                                  Within [***], Biogen Idec may provide Isis with a non-binding, good faith written notice expressing Biogen Idec’s desire for Isis to identify a Follow-On Compound (a “Follow-On Interest Notice”). If (i) Biogen Idec does not, within such [***] period, provide Isis with a Follow-On Interest Notice, or (ii) Biogen Idec does timely provide Isis with a Follow-On Interest Notice but the Parties do not agree on a [***] related to such Follow-On Compound by 5:00 pm (Eastern Time) on the [***] following the date of Option exercise, then, Isis may work independently or with any of its Affiliates or any Third Party with respect to the discovery, research, development and manufacture of a Follow-On Compound; provided, however, that during the ROFN Period, Isis will not grant any license (or an option to obtain such a license) under any intellectual property owned, controlled or licensed by Isis to make, use or sell any Follow-On Compound (a “Follow-On Agreement”) unless and until Isis provides a written notice to Biogen Idec (a “Follow-On Negotiation Notice”), which notice identifies [***].  Isis will not initiate negotiations regarding or enter into such a Follow-On Agreement with any Third Party until [***] (each, a “ROFN Termination Event”).

(b)                                  If Biogen Idec or one of its Affiliates responds within [***] after its receipt of the Follow-On Negotiation Notice indicating that Biogen Idec or one of its Affiliates desires to negotiate with Isis regarding the proposed Follow-On Agreement, Isis and Biogen Idec or one of its Affiliates will negotiate in good faith with each other until the [***] after the date Isis provided Biogen Idec the Follow-On Negotiation Notice (or such other period as mutually agreed by the Parties) (the “Negotiation Period”) regarding a mutually satisfactory Follow-On Agreement (which may take the form of an amendment to this Agreement). During the Negotiation Period, Isis will make at least [***] to Biogen Idec or its Affiliate setting forth all material business and legal terms on which Isis would be willing to enter into the proposed Follow-On Agreement with Isis; provided, that neither Party will have any obligation to enter into a Follow-On Agreement.  If the Negotiation Period expires before Biogen Idec or its Affiliate and Isis have entered into such a Follow-On Agreement, Isis will have no further obligation to negotiate with Biogen Idec or its Affiliates with respect to such Follow-On Agreement and Isis will be free to negotiate and enter an agreement with a Third Party with respect to a Follow-On Agreement [***]; provided, however, that Isis will not enter into any such Follow-On Agreement with any Third Party unless the terms and pricing of such Follow-On Agreement, [***] during the Negotiation Period.  If, with respect to any Follow-On Compound that was the subject of the Follow-On Agreement previously discussed by the Parties, after the end of the Negotiation Period and prior to Isis entering into a Follow-On Agreement with a Third Party, [***] regarding the Follow-On Compound, Isis’ obligations and Biogen Idec’s rights under Section 2.1.2(a) and this Section 2.1.2(b) will reset and Isis will provide Biogen Idec with a new Follow-On Negotiation Notice.

(c)                                  Any Follow-On Agreement entered into by Isis with a Third Party in accordance with Section 2.1.2(b) will be a Permitted License to the extent related to the Follow-On Compound.

(d)                                  Notwithstanding anything to the contrary in this Agreement, until [***], Isis will provide to Biogen Idec a Follow-On Negotiation Notice for each [***] pursuant to this Section 2.1.2, unless Isis enters into a Follow-On Agreement with a Third Party pursuant to this Section 2.1.2 and the terms of such agreement do not permit Isis to grant Biogen Idec rights with respect to the applicable Follow-On Compound.

2.1.3.                  Limitations and Exceptions to Isis’ Exclusivity Covenants.  Notwithstanding anything to the contrary in this Agreement, Isis’ practice of the following will not violate Section 2.1.1 or Section 2.1.2:

(a)                      Any activities pursuant to the Prior Agreements as in effect on the Effective Date; and

(b)                      The granting of, or performance of obligations under, Permitted Licenses.

2.2.                            Effect of Exclusivity on Indications. ISIS 396443 is designed to bind to the RNA that encodes SMN in the Field, which is known to play a role in Spinal Muscular Atrophy. Isis and Biogen Idec are subject to exclusivity obligations under Section 2.1; however, the Parties acknowledge and agree that each Party (on its own or with a Third Party) may continue to discover, research, develop, manufacture and commercialize products that are designed to bind to the RNA that encodes a gene that is not SMN for any indication, even if such products are designed to treat Spinal Muscular Atrophy.

ARTICLE 3.
EXCLUSIVE OPTION

3.1.                            Option.

3.1.1.                  Advance Data Disclosure. On or about 90 days before the date estimated by Isis that the database will be locked for the first PoC Trial (“Estimated Lock Date”), Isis will provide Biogen Idec with a written notice of such Estimated Lock Date. If Biogen Idec provides written notice to Isis [***] after Biogen Idec’s receipt of the notice regarding the Estimated Lock Date that Biogen Idec has a good faith intention to exercise the Option under Section 3.1.3, then as soon as reasonably practicable after Isis receives such notice from Biogen Idec, Isis will provide Biogen Idec with an early preview of the information to be included in the [***] to the extent then in Isis’ possession and not already provided to Biogen Idec, to assist Biogen Idec with its decision of whether to exercise the Option. Within 15 Business Days after Biogen Idec’s receipt of such data, Biogen Idec will provide Isis with a [***] notice of whether Biogen Idec still intends to exercise the Option, provided, however, that Biogen Idec’s failure to do so will not be deemed a breach of this Agreement.

3.1.2.                  PoC Trial Completion Notice. Isis will provide to Biogen Idec or its designated Affiliate (i) written notice from Isis regarding the completion of a PoC Trial for ISIS 396443, and (ii) the PoC Data Package, to the extent not already provided to Biogen Idec under Section 3.1.1 above (such notice and package, a “PoC Trial Completion Notice”) promptly, and in any event within 30 days after database lock for the PoC Trial.  Within 15 days of receipt of the PoC Trial Completion

Notice, Biogen Idec or an Affiliate will notify Isis of any omissions or deficiencies that Biogen Idec or its Affiliate believes in good faith cause the PoC Trial Notice to be incomplete (“Deficiency Notice”).  Isis will promptly, and in any event within 15 days of receipt of the Deficiency Notice, resubmit a complete PoC Trial Completion Notice to Biogen Idec or its designated Affiliate, including any information required to be included in the PoC Data Package that Biogen Idec identified in the Deficiency Notice. If the Parties do not agree as to whether the PoC Trial Completion Notice is complete, the matter will be referred to the Executives for resolution. The Executives will meet promptly and negotiate in good faith to resolve the dispute and agree upon a complete PoC Trial Completion Notice.

3.1.3.                  Option and Option Deadline. Isis hereby grants to Biogen Idec and its Affiliates an exclusive option to obtain the license set forth in Section 4.1.1 (the “Option”). The Option will be available to Biogen Idec and its Affiliates until 5:00 pm (Eastern Time) on the [***] following Biogen Idec’s receipt of a complete PoC Trial Completion Notice (the “Option Deadline”); provided, however, if Biogen Idec determines that an HSR Filing is required to be made under the HSR Act to exercise the Option and notifies Isis of such determination within [***] after Biogen Idec’s receipt of the complete PoC Trial Completion Notice, the Parties will promptly file an HSR Filing in accordance with Section 3.1.4 and the Option Deadline will be extended until 5:00 pm (Eastern Time) on the fifth Business Day after the HSR Clearance Date.  If, by the Option Deadline, Biogen Idec or its designated Affiliate (i) notifies Isis in writing that it wishes to exercise the Option, and (ii) pays to Isis the license fee set forth in Section 6.3, Isis will, and hereby does, grant to Biogen Idec or its designated Affiliate the license set forth in Section 4.1.1. If, by the Option Deadline, Biogen Idec or its designated Affiliate has not both (y) provided Isis a written notice stating that Biogen Idec is exercising its Option, and (z) paid Isis the license fee in accordance with Section 6.3, then Biogen Idec’s Option will expire.

3.1.4.                  HSR Compliance.

(a)                                  HSR Filing. If Biogen Idec notifies Isis pursuant to Section 3.1.3 that an HSR Filing is required to exercise the Option under this Agreement, each of Biogen Idec and Isis will, within five Business Days after such notice from Biogen Idec (or such later time as may be agreed to in writing by the Parties), file with the United States Federal Trade Commission (“FTC”) and the Antitrust Division of the United States Department of Justice (“DOJ”), any HSR Filing required with respect to the transactions contemplated hereby. The Parties will cooperate with one another to the extent necessary in the preparation of any such HSR Filing. Each Party will be responsible for its own costs and expenses (other than filing fees, which Biogen Idec will pay) associated with any HSR Filing.

(b)                                  HSR Clearance. In furtherance of obtaining HSR Clearance for an HSR Filing filed under Section 3.1.4(a), Isis and Biogen Idec will use their respective commercially reasonable efforts to resolve as promptly as practicable any objections that may be asserted with respect to this Agreement or the transactions contemplated by this Agreement under any antitrust, competition or trade regulatory law. In connection with obtaining such HSR Clearance from the FTC, the DOJ or any other governmental authority, Biogen Idec and its Affiliates will not be required to (i) sell, divest (including through a license or a reversion of licensed or assigned rights), hold separate, transfer or dispose of any assets, operations, rights, product lines, businesses or interest therein of Biogen Idec or any of its Affiliates (or consent to any of the foregoing actions); or (ii) litigate or otherwise formally oppose any determination (whether judicial or administrative in nature) by a governmental authority seeking to impose any of the restrictions referenced in clause (i) above.

3.2                               Restrictions on Isis’ Right to Grant Diagnostic Rights; Right to Negotiate Diagnostic Rights.

3.2.1                     Isis hereby grants to Biogen Idec and its Affiliates an option (the “Diagnostic Option”) to negotiate during the Full Royalty Period the terms of an agreement under which [***]. The Diagnostic Option will be available to Biogen Idec and its Affiliates until the expiration of the [***].

3.2.2                     During the [***], Isis (i) has the right to [***], and (ii) will not [***].

3.2.3                     If, during the [***], Isis grants any Third Party a [***], then Isis will promptly notify Biogen Idec of such [***] and will offer Biogen Idec a [***].

ARTICLE 4.
LICENSE GRANTS TO BIOGEN IDEC

4.1.                            License Grants to Biogen Idec.

4.1.1.                  Development and Commercialization License. Subject to the terms and conditions of this Agreement, effective upon Biogen Idec’s exercise of the Option in accordance with this Agreement, Isis grants to Biogen Idec a worldwide, exclusive, royalty-bearing, sublicensable (in accordance with Section 4.1.2 below) license under the Licensed Technology to research, Develop, Manufacture, have Manufactured (in accordance with Section 4.1.2 below), register, market and Commercialize Products in the Field.

4.1.2.                  Sublicense Rights.

(a)                      Subject to the terms and conditions of this Agreement, Biogen Idec will have the right to grant sublicenses under the license granted under Section 4.1.1 above:

(i)                                    under the Isis Core Technology Patents, Isis Product-Specific Patents and Isis Know-How to an Affiliate of Biogen Idec or a Third Party; and

(ii)                                under the Isis Manufacturing and Analytical Patents and Isis Manufacturing and Analytical Know-How solely to (y) [***] or (z) [***];

provided that each such sublicense will be subject to, and consistent with, the terms and conditions of this Agreement. If, within 90 days of first learning of any breach of such sublicense terms, Biogen Idec fails to take any action to enforce the sublicense terms of a sublicense granted pursuant to this Section 4.1.2, which failure would cause an adverse effect on Isis, Biogen Idec hereby grants Isis the right to enforce such sublicense terms on Biogen Idec’s behalf and will cooperate with Isis (which cooperation will be at Biogen Idec’s sole expense and will include, Biogen Idec joining any action before a court or administrative body filed by Isis against such Sublicensee if and to the extent necessary for Isis to have legal standing before such court or administrative body) in connection with enforcing such terms. Biogen Idec will provide Isis with a true and complete copy of any sublicense granted pursuant to this Section 4.1.2 within 30 days after the execution thereof. Notwithstanding the foregoing, if Isis fails to comply with the terms of Section 1.5.2 and does not cure such failure within 90 days after written notice from Biogen Idec specifying the details of any such failure, Biogen Idec will have the right to grant a sublicense under the Isis Manufacturing and Analytical Patents and Isis Manufacturing and Analytical Know-How to [***].

(b)                      Effect of Termination on Sublicenses. If this Agreement terminates for any reason, any Sublicensee will, from the effective date of such termination, automatically become a direct licensee of Isis with respect to the rights sublicensed to the Sublicensee by Biogen Idec; so long as (i) such Sublicensee is not in breach of its sublicense agreement, (ii) such Sublicensee agrees in writing to comply with all of the terms of this Agreement to the extent applicable to the rights originally sublicensed to it by Biogen Idec, and (iii) such Sublicensee agrees to pay directly to Isis such Sublicensee’s payments under this Agreement to the extent applicable to the rights sublicensed to it by Biogen Idec.  Biogen Idec agrees that it will confirm clause (i) of the foregoing in writing at the request and for the benefit of Isis and if requested, the Sublicensee.

4.1.3.                  No Implied Licenses. All rights in and to Licensed Technology not expressly licensed to Biogen Idec under this Agreement are hereby retained by Isis or its Affiliates. All rights in and to Biogen Idec Technology not expressly licensed or assigned to Isis under this Agreement, are hereby retained by Biogen Idec or its Affiliates. Except as expressly provided in this Agreement, no Party will be deemed by estoppel or implication to have granted the other Party any license or other right with respect to any intellectual property.

4.1.4.                  License Conditions; Limitations. Subject to Section 6.8, any license granted under Section 4.1.1 and the sublicense rights under Section 4.1.2 are subject to and limited by (i) any applicable Third Party Obligations, (ii) the Prior Agreements, and (iii) the Isis In-License Agreements, in each case to the extent the provisions of such obligations or agreements are specifically disclosed to Biogen Idec in writing (or via electronic data room) prior to Biogen Idec’s exercise of the Option. Isis will disclose to Biogen Idec any Third Party Obligations Isis believes apply to the Product each time (y) Isis provides Biogen Idec with the [***]; and (z) Isis provides Biogen Idec with a [***], and Biogen Idec will have the right to elect to exclude any Third Party Patent Rights and Know-How to which such Third Party Obligations apply by providing Isis written notice prior to Option exercise. If, prior to Option exercise, Biogen Idec provides Isis with such a written notice to exclude certain Third Party Patent Rights and Know-How, such Third Party Patent Rights and Know-How will not be included in the Licensed Technology licensed under this Agreement. If Biogen Idec does not provide Isis with such a written notice to exclude such Third Party Patent Rights and Know-How prior to Option exercise, such Third Party Patent Rights and Know-How (and any Third Party Obligations to the extent applicable to Products) will be included in the Licensed Technology licensed under this Agreement.

4.1.5.                  Trademarks for Products.  If Biogen Idec exercises its Option hereunder, to the extent that (i) Isis owns any trademark(s) specific to a Product which Isis used prior to the exercise of the Option, and (ii) Biogen Idec reasonably believes such trademark(s) would be necessary or useful for the marketing and sale of a Product, then upon Biogen Idec’s request and at Biogen Idec’s sole cost and expense relating to such assignment, Isis will assign its rights and title to such trademark(s) to Biogen Idec or one or more designated Affiliates sufficiently in advance of the First Commercial Sale of a Product to enable Biogen Idec or its Affiliates to offer such Product for sale under such trademark(s).  Other than trademarks owned by Isis prior to the exercise of the Option, Biogen Idec or its designated Affiliate will be solely responsible for developing, selecting, searching, registering and maintaining, and, subject to Section 10.4, will be the exclusive owner of, all trademarks, trade dress, logos, slogans, designs, copyrights and domain names used on or in connection with Products.

4.2.                            Assignment of Isis Product-Specific Patents; Grant Back to Isis.

4.2.1.                  After Biogen Idec has obtained the license under Section 4.1.1 and following review and consideration by the Joint Patent Committee, Isis will assign to Biogen Idec or one or more of its designated Affiliates, Isis’ ownership interest in (i) all Isis Product-Specific Patents that are owned by Isis (whether solely owned or jointly owned with one or more Third Parties), and (ii) any Jointly-Owned Program Patents Covering Products, and thereafter, subject to Section 7.2.4, Isis will have no further right to control any aspect of the Prosecution and Maintenance of such Isis Product Specific Patents and such Jointly-Owned Program Patents. The assignment of Patent Rights assigned in this Section 4.2.1 will occur within 30 days of Biogen Idec obtaining the license under Section 4.1.1.

4.2.2.                  Biogen Idec grants to Isis a worldwide, exclusive, sublicensable license under any Isis Product Specific Patents and Jointly-Owned Program Patents assigned to Biogen Idec under Section 4.2.1, (i) for all [***], and (ii) to [***] to the extent permitted by this Agreement.

4.3.                            Ownership of and Assistance with Regulatory Filings. Within the [***] after the Effective Date, Isis’ and Biogen Idec’s regulatory teams will produce a plan, to be mutually agreed upon by the Parties, for drafting and reviewing the sections of the NDA and MAA for ISIS 396443 (including establishing responsibilities for drafting and reviewing common technical document (“CTD”) modules, authorship, plan activity timelines and associated costs and expenses) to ensure a smooth transition to Biogen Idec, accelerate CTD completion and facilitate rapid NDA and MAA filing. Once the Parties mutually agree upon such a plan, each Party will use Commercially Reasonable Efforts to execute their respective tasks and responsibilities under such plan at least [***]. After Option exercise, if Biogen Idec requests, Isis will assist Biogen Idec in preparing regulatory filings for ISIS 396443, under terms negotiated in good faith between Isis and Biogen Idec, including payment for Isis’ time at Isis’ then applicable FTE Rate plus any reasonable out-of-pocket expenses incurred by Isis in providing such assistance.

4.4.                            Subcontracting.  Each Party will have the right to engage Third-Party subcontractors to perform certain of its obligations under this Agreement. Any subcontractor to be engaged by a Party to perform a Party’s obligations set forth in the Agreement will meet the qualifications typically required by such Party for the performance of work similar in scope and complexity to the subcontracted activity and will enter into such Party’s standard nondisclosure agreement consistent with such Party’s standard practices. Any Party engaging a subcontractor hereunder will remain responsible and obligated for such activities and will not grant rights to such subcontractor that interfere with the rights of the other Party under this Agreement.

4.5.                            Technology Transfer after Option Exercise.  Isis will promptly, but no later than [***] after Biogen Idec exercises its Option hereunder, deliver to Biogen Idec or one or more designated Affiliates:

4.5.1.                  Isis Know-How. All Isis Know-How in Isis’ possession that has not previously been provided hereunder, for use solely in accordance with the licenses granted under Section 4.1.1 and Section 10.4.1(b), including transferring the IND for ISIS 396443 to Biogen Idec together with all regulatory documentation (including drafts) related to ISIS 396443. To assist with the transfer of such Isis Know-How, Isis will make its personnel reasonably available to Biogen Idec during normal business hours for up to [***] ([***]) of Isis’ time to transfer such Isis Know-How under this Section 4.5.1. Thereafter, if requested by Biogen Idec, Isis will provide Biogen Idec with a reasonable level of assistance in connection with such transfer, which Biogen Idec will reimburse Isis for its time incurred in providing such assistance at the then-applicable Isis FTE Rate, plus any reasonable out-of-pocket expenses incurred by Isis in providing such assistance.

4.5.2.                  Isis Manufacturing and Analytical Know-How. Solely for use by Biogen Idec, its Affiliates or a Third Party acting on Biogen Idec’s behalf to Manufacture API in Biogen Idec’s own or an Affiliate’s manufacturing facility, all Isis Manufacturing and Analytical Know-How in Isis’ Control relating to Products, which is necessary for the exercise by Biogen Idec, its Affiliates or a Third Party of the Manufacturing rights granted under Section 4.1.1. Upon Biogen Idec’s request, subject to Section 4.1.2, Isis will provide up to [***] for [***] ([***]) of its time to transfer such Manufacturing and Analytical Know-How under this Section 4.5.2 to any Third Party Manufacturing API or finished Product on Biogen Idec’s behalf solely to Manufacture API or finished Product in accordance with the terms of this Agreement.  Thereafter, if requested by Biogen Idec, Isis will provide Biogen Idec with a reasonable level of assistance in connection with such transfer, which Biogen Idec will reimburse Isis for its time incurred in providing such assistance at the then-applicable Isis FTE Rate, plus any reasonable out-of-pocket expenses incurred by Isis in providing such assistance.

4.5.3.                  API and Product. Upon Biogen Idec’s written request, Isis will sell to Biogen Idec any bulk API and finished drug Product in Isis’ possession at the time of Option exercise, at a price equal to [***].

ARTICLE 5.

DEVELOPMENT, MANUFACTURING AND COMMERCIALIZATION

5.1.                            Biogen Idec Diligence. Except as otherwise expressly provided under Section 1.4.1(b), following Option exercise, Biogen Idec will be solely responsible for all Development, Manufacturing and Commercialization activities, and for all costs and expenses associated therewith, with respect to the Development, Manufacture and Commercialization of Products; and Biogen Idec will use Commercially Reasonable Efforts to Develop, Manufacture and Commercialize Products.

5.1.1.                  Specific Performance Milestone Events. Without limiting any of the foregoing, following Option exercise, Biogen Idec will use Commercially Reasonable

Efforts to achieve the specific performance milestone events set forth in SCHEDULE 5.1.1 (“Specific Performance Milestone Events”) for a Product on the timeline set forth in SCHEDULE 5.1.1; provided, however, if [***].

5.1.2.                  Integrated Development Plan. Biogen Idec will prepare a Development and global integrated Product plan outlining key aspects of the Development of each Product through Approval as well as key aspects of worldwide regulatory strategy, market launch, and Commercialization (“Integrated Development Plan” or “IDP”). Biogen Idec will prepare the IDP no later than [***] after Option exercise, and the IDP will contain information consistent with Biogen Idec’s Development and Commercialization plans for its similar products at similar stages of development. Once Biogen Idec has prepared such plans, Biogen Idec will update the IDP consistent with Biogen Idec’s standard practice and provide such updates to Isis [***]. Biogen Idec and Isis will meet [***] to discuss the draft of the IDP and Biogen Idec will consider, in good faith, any proposals and comments made by Isis for incorporation in the final IDP.  Notwithstanding the foregoing, Biogen Idec’s obligations to provide Isis with information or reports under this Section 5.1.2 will terminate if [***].

5.1.3.                  Investigator’s Brochure. Upon Option exercise, Isis will provide to Biogen Idec an up-to-date version of the Investigator’s Brochure. After Option Exercise, Biogen Idec will keep Isis reasonably informed with respect to the status, activities and progress of Development of Products by providing updated versions of the Investigator’s Brochure to Isis [***] and when Development of the Products results in any substantive change to the safety or risk to the Products. Biogen Idec’s obligations under this Section 5.1.3 will terminate if [***].

5.1.4.                  Isis’ Participation in Regulatory Meetings. Biogen Idec will provide Isis with as much advance written notice as practicable of any meetings Biogen Idec has or plans to have with a Regulatory Authority regarding pre-approval or Approval matters for a Product or that directly relate to Isis’ antisense oligonucleotide chemistry platform, and will allow Isis to participate in any such meetings as an observer.

5.1.5.                  Regulatory Communications. Biogen Idec will provide Isis with copies of documents and communications submitted to (including drafts thereof) and received from Regulatory Authorities [***] that materially impact the Development or Commercialization of Products for Isis’ review and comment, and Biogen Idec will consider in good faith including any comments provided by Isis to such documents and communications.

5.1.6.                  Class Generic Claims. To the extent Biogen Idec intends to make any claims in a Product label or regulatory filing that are class generic to ASOs, Biogen Idec will provide such claims and regulatory filings to Isis in advance and will consider in good faith any proposals and comments made by Isis, provided, however, that Biogen Idec is not obligated to incorporate such proposals and comments in any such claims and regulatory filings.

5.1.7.                  Applicable Laws. Biogen Idec will perform its activities pursuant to this Agreement in compliance with good laboratory and clinical practices and cGMP, in each case as applicable under the laws and regulations of the country and the state and local government wherein such activities are conducted.

5.2.                            Global Safety Database; Pharmacovigilance Agreement.

5.2.1.                  Pharmacovigilance Agreement. As soon as reasonably practicable following the Effective Date, and in any event no later than [***] following the Effective Date, the pharmacovigilance departments of each of Isis and Biogen Idec will meet and determine the approach to be taken for the collection, review, assessment, tracking, exchange and filing of information related to adverse events associated with a Product, consistent with the provisions of this Section 5.2. Such approach will be documented in a separate and appropriate written pharmacovigilance agreement between the Parties which will control with respect to the subject matter covered therein (the “Pharmacovigilance Agreement”). Such agreement will specify that the owner of the IND for a Product will be the global commercial safety database owner for such Product with primary responsibility for maintaining such database, and that Isis will be and remain the owner of the Isis Internal ASO Safety Database with primary responsibility for maintaining such database. Such agreement will also specify that, prior to Biogen Idec’s exercise of the Option, Biogen Idec may suggest actions to address audit findings, and Isis will consider all such suggestions in good faith. The Pharmacovigilance Agreement will be in accordance with, and will enable the Parties and their Affiliates or licensees or Sublicensees, as applicable, to fulfill, local and international regulatory reporting obligations to Regulatory Authorities and other Applicable Law.

5.2.2.                  Isis’ Antisense Safety Database.

(a)                                  Isis maintains an internal database that includes information regarding the tolerability of its drug compounds, individually and as a class, including information discovered during pre-clinical and clinical development (the “Isis Internal ASO Safety Database”). In an effort to maximize understanding of the safety profile and pharmacokinetics of Isis compounds, after Biogen Idec exercises its Option, Biogen Idec will cooperate in connection with populating the Isis Internal ASO Safety Database. To the extent collected by Biogen Idec and in the form in which Biogen Idec uses/stores such information for its own purposes, Biogen Idec will provide Isis with information concerning toxicology, pharmacokinetics, safety pharmacology study(ies), serious adverse events and other safety information related to Products as soon as practicable following the date such information is available to Biogen Idec (but not later than 30 days after Biogen Idec’s receipt of such information). In connection with any reported serious adverse event, Biogen Idec will provide Isis all serious adverse event reports, including initial, interim, follow-up, amended, and final reports. In addition, with respect to Products, Biogen Idec will provide Isis with copies of Annual safety updates filed with each IND and the safety sections of any final Clinical Study reports within 30 days following the date such information is filed or is available to Biogen Idec, as applicable. Furthermore, Biogen Idec will promptly provide Isis with any supporting data and answer any follow-up questions reasonably requested by Isis. All such information disclosed by Biogen Idec to Isis will be Biogen Idec Confidential Information; provided, however, that Isis may disclose any such Biogen Idec Confidential Information to (i) Isis’ other partners pursuant to Section 5.2.2(b) below if such information is regarding class generic properties of ASOs, or (ii) any Third Party, in each case, so long as Isis does not disclose the identity of a Product or Biogen Idec. Biogen Idec will deliver all such information to Isis for the Isis Internal ASO Safety Database to Isis Pharmaceuticals, Inc., 2855 Gazelle Court, Carlsbad, California 92010, Attention: Chief Medical Officer (or to such other address/contact designated in writing by Isis). Biogen Idec will also cause its Affiliates and Sublicensees to comply with this Section 5.2.2(a).

(b)                                  From time to time, Isis utilizes the information in the Isis Internal ASO Safety Database to conduct analyses to keep Isis and its partners informed regarding class generic properties of ASOs, including with respect to safety. As such, if and when Isis identifies safety or other related issues that may be relevant to a Product (including any potential class-related toxicity), Isis will promptly inform Biogen Idec of such issues and, if requested, provide the data supporting Isis’ conclusions.

ARTICLE 6.
FINANCIAL PROVISIONS

6.1.                            Option Fee. In partial consideration for Biogen Idec’s Option hereunder, within five Business Days following the Effective Date, Biogen Idec will pay Isis an Option fee equal to $29,000,000.

6.2.                            Milestone Payments for Achievement of Pre-Licensing Milestone Events. As further consideration for Biogen Idec’s Option, Biogen Idec will pay to Isis the milestone payments as set forth in TABLE 1 below when ISIS 396443 first achieves a milestone event (each, a “Pre-Licensing Milestone Event”) listed in TABLE 1:

TABLE 1

Pre-Licensing Milestone Event	Milestone Event Payment
Initiation of the CS3 Study		$18,000,000
[***]	$	[***]

Biogen Idec will pay to Isis the Milestone Event payments as set forth in TABLE 1 after a Product first achieves the applicable Milestone Event, even if Biogen Idec has exercised the Option prior to achievement of the Milestone Event.

6.3.                            License Fee. Together with Biogen Idec’s written notice to Isis stating that Biogen Idec is exercising its Option in accordance with this Agreement, Biogen Idec will pay to Isis a license fee of $[***].

6.4                               Milestone Payments for Achievement of Post-Licensing Milestone Events. Biogen Idec will pay to Isis the milestone payments as set forth in TABLE 2 below when a Product first achieves a milestone event (each, a “Post-Licensing Milestone Event”) listed in TABLE 2:

TABLE 2

Post-Licensing Milestone Event	Milestone Event Payment
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]

6.5.                            Limitations on Milestone Payments; Exceptions; Notice.

6.5.1.                  Each milestone payment set forth in TABLE 1 and TABLE 2 above will be paid only once upon the first achievement of the Milestone Event regardless of how many Products achieve such Milestone Event.

6.5.2.                  If a particular Milestone Event is not achieved because Development activities transpired such that achievement of such earlier Milestone Event was unnecessary or did not otherwise occur, then upon achievement of a later Milestone Event the Milestone Event payment applicable to such earlier Milestone Event will also be due.  For example, if a Party proceeds directly to [***] without achieving the [***] then upon achieving the [***] Milestone Event, both the [***] and [***] Milestone Event payments are due.

6.5.3.                  Each time a Milestone Event is achieved under this ARTICLE 6, Biogen Idec will send Isis, or Isis will send Biogen Idec, as the case may be, a written notice thereof promptly (but no later than [***]) following the date of achievement of such Milestone Event and such payment will be due within [***] of the date such notice was delivered.

6.6.                            Royalty Payments to Isis.

6.6.1.                  Biogen Idec Full Royalty. As partial consideration for the rights granted to Biogen Idec hereunder, subject to the provisions of this Section 6.6.1 and Section 6.6.2, Biogen Idec will pay to Isis royalties on Annual worldwide Net Sales of Products sold by Biogen Idec, its Affiliates or Sublicensees, on a country-by-country basis, in each case in the amounts as follows in TABLE 3 below (the “Biogen Idec Full Royalty”):

TABLE 3

Royalty Tier	Annual Worldwide Net Sales of Products	Royalty Rate
1	For the portion of Annual Worldwide Net Sales < $[***]	[***]	%
2	For the portion of Annual Worldwide Net Sales > $[***] but < $[***]	[***]	%
3	For the portion of Annual Worldwide Net Sales > $[***] but < $[***]	[***]	%
4	For the portion of Annual Worldwide Net Sales > $[***]	[***]	%

Annual worldwide Net Sales will be calculated by [***].

(a)                      Biogen Idec will pay Isis royalties on Net Sales of Products arising from named patient and other similar programs under Applicable Laws, and Biogen Idec will provide reports and payments to Isis consistent with Section 6.9. No royalties are due on Net Sales of Products arising from compassionate use and other programs providing for the delivery of Product at no cost. The sales of Products arising from named patient, compassionate use, or other similar programs will not be considered a First Commercial Sale for purposes of calculating the Full Royalty Period.

(b)                      For purposes of clarification, any Isis Product-Specific Patents assigned to Biogen Idec as set forth in Section 4.2.1 will still be considered Isis Product-Specific Patents for determining the royalty term and applicable royalty rates under this ARTICLE 6.

(c)                      If, after Option exercise, Biogen Idec is actively developing a Product combined with a [***] (“Combination Product”) and provides written notice to Isis that Biogen Idec has a good faith intention to Commercialize a Combination Product, then Isis will use good faith efforts to negotiate with [***] an amendment to the [***] under the [***] that is reasonably acceptable to Biogen Idec to account for such Combination Product. If Isis amends the [***] under the [***] as mutually agreed by Biogen Idec and Isis, the Parties will amend this Agreement to include such revised [***] under the [***].

6.6.2.                  Application of Royalty Rates. All royalties set forth under Section 6.6.1 are subject to the provisions of this Section 6.6.2, and are payable as follows:

(a)                      Full Royalty Period. Biogen Idec’s obligation to pay Isis the Biogen Idec Full Royalty above with respect to a Product will continue on a country-by-country and Product-by-Product basis from the date of First Commercial Sale of such Product until the later of the date of expiration of (i) the last Valid Claim within the Licensed Patents Covering such Product in the country in which such Product is made, used or sold, (ii) the data exclusivity period conferred by the applicable Regulatory Authority in such country with respect to such Product (e.g., such as in the case of an orphan drug), or (iii) the [***] anniversary of the First Commercial Sale of such Product in such country (such royalty period, the “Full Royalty Period”).

(b)                      Competition from Generic Products.  Subject to Section 6.6.2(d), on a country-by-country and Product-by-Product basis, if, within the [***], a Generic Product is sold in a country, then the Biogen Idec Full Royalty rate used to pay Isis royalties on a Product in such country will be reduced to [***]% of the otherwise applicable Biogen Idec Full Royalty rate.  For the purpose of determining the [***] under this Section 6.6.2(b), if requested by Biogen Idec, Isis and Biogen Idec will meet and confer and mutually agree upon the Parties’ best estimate of when the Full Royalty Period [***] in each country where Products are being sold.

(c)                      Reduced Royalty Period. Subject to Section 6.6.2(d), on a country-by-country and Product-by-Product basis, after the expiration of the Full Royalty Period and until the end of the Reduced Royalty Period, in lieu of the royalty rates set forth in TABLE 3 of Section 6.6.1, Biogen Idec will pay Isis royalty rates (the “Biogen Idec Reduced Royalty”) on Net Sales of Products calculated on a Calendar Year-by-Calendar Year basis by [***]; provided, however, that the Biogen Idec Reduced Royalty rate in each country will in no event exceed the [***].

(d)                      Limitation on Aggregate Reduction for Biogen Idec Royalties.

(i)                                    In no event will the aggregate royalty reductions under Section 6.6.2(b) and Section 6.6.2(c) reduce the royalties payable to Isis on Net Sales of a Product in any given period to an amount that is less than [***].

(ii)                                In no event will the aggregate royalty offsets under Section 6.8.3(b) and Section 6.8.3(c) reduce the royalties payable to Isis on Net Sales of a Product in any given period to an amount that is less than the greater of [***].

For example, if the Royalty Quotient during a given Calendar Year in the Reduced Royalty Period is less than [***]%, then the offsets under Section 6.8.3(b) and Section 6.8.3(c) will not apply during such Calendar Year but the full Royalty Quotient reduction pursuant to Section 6.6.2(c) will apply.

As an additional example, if the Royalty Quotient during a given Calendar Year in the Reduced Royalty Period is [***]%, and the [***] in such Calendar Year are [***]% of the applicable royalty rates in TABLE 3 of Section 6.6.1, then Biogen Idec may apply the offsets under Section 6.8.3(b) and Section 6.8.3(c) until the actual royalty payment made to Isis in such Calendar Year is equal to [***]% of the applicable royalty rates in TABLE 3 of Section 6.6.1.

(e)                      End of Royalty Obligation.  On a country-by-country basis, other than [***], Biogen Idec’s obligation to make royalty payments hereunder in such country will end on the expiration of the Reduced Royalty Period in such country. “Reduced Royalty Period” means, on a country by country basis, the period commencing upon the expiration of [***] in such country and ending when the [***].

(f)                        Royalty Examples. SCHEDULE 6.6.2(f) attached hereto contains examples of how royalties will be calculated under this Section 6.6.

(g)                     Allocation of Net Sales. If, by reason of one or more royalty rate adjustments under this Section 6.6.2, different royalty rates apply to Net Sales of Products from different countries, Biogen Idec will [***] such Net Sales [***]. SCHEDULE 6.6.2(g) attached hereto contains examples of how Net Sales of Products from different countries at different royalty rates will be [***].

6.7.                            Reverse Royalty Payments to Biogen Idec for a Discontinued Product.

6.7.1.                  Reverse Royalty for a Discontinued Product. If Isis or any of its Affiliates or Sublicensees Commercializes a Discontinued Product for which Biogen Idec has paid Isis the license fee under Section 6.3, then following the First Commercial Sale of such Discontinued Product by Isis or its Affiliates or Sublicensees, Isis will pay Biogen Idec or its designated Affiliate a royalty of [***]% of Annual worldwide Net Sales of such Discontinued Product (“Reverse Royalties”).  Isis’ obligation to pay Biogen Idec Reverse Royalties will [***].

6.7.2.                  Applicable Royalty Provisions.  In addition to this Section 6.7, the definition of Net Sales in APPENDIX 1 and the other provisions contained in this ARTICLE 6 governing payment of royalties from Biogen Idec to Isis will govern the payment of Reverse Royalties from Isis to Biogen Idec under this Section 6.7, mutatis mutandis, including the provisions of Sections 6.6.2, 6.8, 6.9, 6.10, 6.11, and 6.12.

6.8.                            Third Party Payment Obligations.

6.8.1.                  Existing Isis In-License Agreements.

(a)                                  Certain of the Licensed Technology Controlled by Isis as of the Effective Date licensed to Biogen Idec under Section 4.1.1 are in-licensed or were acquired by Isis under the agreements with Third Party licensors or sellers listed on SCHEDULE 6.8.1 (such license or purchase agreements being the “Isis In-License Agreements”), and certain milestone or royalty payments and license maintenance fees may become payable by Isis to such Third Parties under the Isis In-License Agreements based on the Development and Commercialization of a Product by Biogen Idec under this Agreement.

(b)                                  Any payment obligations arising under the Isis In-License Agreements as they apply to Products will be paid by [***] as [***]; provided, however, that if (i) there is a Third Party [***].

6.8.2.                  New In-Licensed Isis Product-Specific Patents; Isis Manufacturing and Analytical Patents.  If, after the Effective Date, Isis obtains Third Party Patent Rights necessary or useful to Develop, Manufacture or Commercialize a Product that would have been considered an Isis Product-Specific Patent had Isis Controlled such Patent Rights on the Effective Date, to the extent Controlled by Isis, Isis will include such Third Party Patent Rights in the license granted to Biogen Idec under Section 4.1.1 if Biogen Idec agrees in writing to pay Isis [***].

6.8.3.                  Additional Core IP In-License Agreements.

(a)                                  Biogen Idec will promptly provide Isis written notice of any Additional Core IP Biogen Idec believes it has identified and Isis will have the first right, but not the obligation, to negotiate with, and obtain a license from the Third Party Controlling such Additional Core IP. If Isis obtains such a Third Party license, Isis will include such Additional Core IP in the license granted to Biogen Idec under Section 4.1.1, and any financial obligations under such Third Party agreement will be paid solely by [***] as [***].

(b)                                  If, however, Isis elects not to obtain such a license to such Third Party intellectual property, Isis will so notify Biogen Idec, and Biogen Idec may obtain such a Third Party license and, subject to Section 6.6.2(d)(ii), Biogen Idec may offset an amount equal to [***]% of any

[***] paid by Biogen Idec under such Third Party license against any [***] of this Agreement in such country for [***].

(c)                                  If it is unclear whether certain intellectual property identified by Biogen Idec pursuant to Section 6.8.3(a) is Additional Core IP under Section 6.8.3(b), Isis will send written notice to such effect to Biogen Idec, and the Parties will engage a mutually agreed upon independent Third Party intellectual property lawyer with expertise in the patenting of ASOs, and appropriate professional credentials in the relevant jurisdiction, to determine the question of whether or not such Third Party intellectual property is Additional Core IP. The determination of the Third Party expert engaged under the preceding sentence will be binding on the Parties solely for purposes of determining whether Biogen Idec is permitted to [***]. The costs of any Third Party expert engaged under this Section 6.8.3(c) will be paid by the Party against whose position the Third Party lawyer’s determination is made.

(d)                                  Notwithstanding the determination of the Third Party lawyer under Section 6.8.3(c), if a Third Party Controlling Additional Core IP is awarded a judgment from a court of competent jurisdiction arising from its claim against Biogen Idec asserting that [***], Biogen Idec will be permitted to [***].

6.8.4.                  Other Third Party Payments.

(a)                                  Isis’ Third Party Agreements. Except as otherwise expressly agreed to by Biogen Idec under Section 6.8.2, after Option exercise, Biogen Idec will be responsible for paying [***]% of the [***] arising under any Third Party agreements entered into by Isis where either [***].

(b)                                  Biogen Idec’s Third Party Agreements. Without limiting any applicable [***] under Section 6.8.3(b), Biogen Idec will be responsible for paying [***]% of the [***] arising under any Third Party agreements entered into by Biogen Idec as they apply to Products.

6.9.                            Payments.

6.9.1.                  Commencement. Beginning with the Calendar Quarter in which the First Commercial Sale for a Product is made and for each Calendar Quarter thereafter, Biogen Idec will make royalty payments to Isis under this Agreement within [***] following the end of each such Calendar Quarter. Each royalty payment will be accompanied by a report, summarizing Net Sales for Products during the relevant Calendar Quarter and the calculation of royalties due thereon, including country, units, sales price and the exchange rate used.  If no royalties are payable in respect of a given Calendar Quarter, Biogen Idec will submit a written royalty report to Isis so indicating together with an explanation as to why no such royalties are payable. In addition, beginning with the Calendar Quarter in which the First Commercial Sale for a Product is made and for each Calendar Quarter thereafter, within [***] following the end of each such Calendar Quarter, Biogen Idec will provide Isis a [***] report estimating the total Net Sales of, and royalties payable to Isis for, Products projected for such Calendar Quarter.

6.9.2.                  Mode of Payment. All payments under this Agreement will be (i) payable in full in U.S. dollars, regardless of the country(ies) in which sales are made, (ii) made by wire transfer of immediately available funds to an account designated by Isis in writing, and (iii) irrevocable, non-refundable and non-creditable.  Whenever for the purposes of calculating the royalties payable under this Agreement conversion from any foreign currency will be required, all amounts will first be calculated in the currency of sale and then converted into United States dollars by applying the monthly average rate of exchange calculated by using the foreign exchange rates published in Bloomberg during the applicable month starting two Business Days before the beginning of such month and ending two Business Days before the end of such month as utilized by Biogen Idec, in accordance with generally accepted accounting principles, fairly applied and as employed on a consistent basis throughout Biogen Idec’s operations.

6.9.3.                  Records Retention. Commencing with the First Commercial Sale of a Product, Biogen Idec will keep complete and accurate records pertaining to the sale of Products for a period of [***] after the year in which such sales occurred, and in sufficient detail to permit Isis to confirm the accuracy of the Net Sales or royalties paid by Biogen Idec hereunder.

6.10.                     Audits.  After Option exercise, during the Agreement Term and for a period of [***] thereafter, at the request and expense of Isis, Biogen Idec will permit an independent certified public accountant of nationally recognized standing appointed by Isis, at reasonable times and upon reasonable notice, but in no case more than [***], to examine such records as may be necessary for the purpose of verifying the calculation and reporting of Net Sales and the correctness of any royalty payment made under this Agreement for any period within the preceding [***]. As a condition to examining any records of Biogen Idec, such auditor will sign a nondisclosure agreement reasonably acceptable to Biogen Idec in form and substance. Any and all records of Biogen Idec examined by such independent certified public accountant will be deemed Biogen Idec’s Confidential Information. Upon completion of the audit, the accounting firm will provide both Biogen Idec and Isis with a written report disclosing whether the royalty payments made by Biogen Idec are correct or incorrect and the specific details concerning any discrepancies (“Audit Report”). If, as a result of any inspection of the books and records of Biogen Idec, it is shown that Biogen Idec’s payments under this Agreement were less than the royalty amount which should have been paid, then Biogen Idec will make all payments required to be made by paying Isis the difference between such amounts to eliminate any discrepancy revealed by said inspection within 45 days of receiving the Audit Report, with interest calculated in accordance with Section 6.12. If, as a result of any inspection of the books and records of Biogen Idec, it is shown that Biogen Idec’s payments under this Agreement were greater than the royalty amount which should have been paid, then [***]; provided, however, that if [***]. Isis will pay for such audit, except that if Biogen Idec is found to have underpaid Isis by more than [***] of the amount that should have been paid, Biogen Idec will reimburse Isis’ reasonable costs of the audit.

6.11.                     Taxes.

6.11.1.           Taxes on Income. Each Party will be solely responsible for the payment of all taxes imposed on its share of income arising directly or indirectly from the activities of the Parties under this Agreement.

6.11.2.           Withholding Tax. The Parties agree to cooperate with one another and use reasonable efforts to lawfully avoid or reduce tax withholding or similar obligations in respect of royalties, milestone payments, and other payments made by the paying Party to the receiving Party under this Agreement.  To the extent the paying Party is required to deduct and withhold taxes on any payment, the paying Party will pay the amounts of such taxes to the proper governmental authority for the account of the receiving Party and remit the net amount to the receiving Party in a timely manner.  The paying Party will promptly furnish the receiving Party with proof of payment of such taxes.  If documentation is necessary in order to secure an exemption from, or a reduction in, any withholding taxes, the Parties will provide such documentation to the extent they are entitled to do so.

6.11.3.           Tax Cooperation. Isis will provide Biogen Idec with any and all tax forms that may be reasonably necessary in order for Biogen Idec to lawfully not withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty. Following Biogen Idec’s timely receipt of such tax forms from Isis, Biogen Idec will not withhold tax or will withhold tax at a reduced rate under an applicable bilateral income tax treaty, if appropriate under the applicable laws.  Isis will provide any such tax forms to Biogen Idec upon request and in advance of the due date.  Each Party will provide the other with reasonable assistance to enable the recovery, as permitted by applicable law, of withholding taxes resulting from payments made under this Agreement, such recovery to be for the benefit of the Party who would have been entitled to receive the money but for the application of withholding tax under this Section 6.11.

The provisions of this Section 6.11 are to be read in conjunction with the provisions of Section 12.4 below.

6.12.                     Interest.  Any undisputed payments to be made hereunder that are not paid on or before the date such payments are due under this Agreement will bear interest at a rate per annum equal to the lesser of (i) the rate announced by Bank of America (or its successor) as its prime rate in effect on the date that such payment would have been first due plus 1% or (ii) the maximum rate permissible under applicable law.

ARTICLE 7.
INTELLECTUAL PROPERTY

7.1.                            Ownership.

7.1.1.                  Isis Technology and Biogen Idec Technology.  As between the Parties, Isis will own and retain all of its rights, title and interest in and to the Licensed Know-How and Licensed Patents and Biogen Idec will own and retain all of its rights, title and interest in and to the Biogen Idec Know-How and Biogen Idec Patents, subject to any assignments, rights or licenses expressly granted by one Party to the other Party under this Agreement.

7.1.2.                  Agreement Technology. As between the Parties, Biogen Idec is the sole owner of any Know-How discovered, developed, invented or created solely by or on behalf of Biogen Idec or its Affiliates under this Agreement (“Biogen Idec Program Know-How”) and any Patent Rights that claim or cover Biogen Idec Program Know-How (“Biogen Idec Program Patents” and together with the Biogen Idec Program Know-How, the “Biogen Idec Program Technology”), and will retain all of its rights, title and interest thereto, subject to any rights or licenses expressly granted by Biogen Idec to Isis under this Agreement. As between the Parties, Isis is the sole owner of any Know-How discovered, developed, invented or created solely by or on behalf of Isis or its Affiliates (“Isis Program Know-How”) and any Patent Rights that claim or cover such Know-How (“Isis Program Patents”), and will retain all of its rights, title and interest thereto, subject to any assignment, rights or licenses expressly granted by Isis to Biogen Idec under this Agreement. Any Know-How discovered, developed, invented or created jointly under this Agreement by or on behalf of both Parties or their respective Affiliates or Third Parties acting on their behalf (“Jointly-Owned Program Know-How”), and any Patent Rights that claim or cover such Jointly-Owned Program Know-How (“Jointly-Owned Program Patents”, and together with the Jointly-Owned Program Know-How, the “Jointly-Owned Program Technology”), are owned jointly by Biogen Idec and Isis on an equal and undivided basis, including all rights, title and interest thereto, subject to any rights or licenses expressly granted by one Party to the other Party under this Agreement.  Except as expressly provided in this Agreement, neither Party will have any obligation to account to the other for profits with respect to, or to obtain any consent of the other Party to license or exploit, Jointly-Owned Program Technology by reason of joint ownership thereof, and each Party hereby waives any right it may have under the laws of any jurisdiction to require any such consent or accounting.  Each Party will promptly disclose to the other Party in writing, and will cause its Affiliates to so disclose, the discovery, development, invention or creation of any Jointly-Owned Program Technology. The Biogen Idec Program Patents, Isis Program Patents and Jointly-Owned Program Patents are collectively referred to herein as the “Program Patents.”

7.1.3.                  Joint Patent Committee.

(a)                      The Parties will establish a “Joint Patent Committee” or “JPC.”  The JPC will serve as the primary contact and forum for discussion between the Parties with respect to intellectual property matters arising under this

Agreement, and will cooperate with respect to the activities set forth in this ARTICLE 7. Isis’ obligation to participate in the JPC will terminate upon Biogen Idec’s exercise of the Option. Thereafter, Isis will have the right, but not the obligation, to participate in JPC meetings. A strategy will be discussed with regard to prosecution and maintenance, defense and enforcement of Isis Product-Specific Patents that would be or are licensed to Biogen Idec under Section 4.1.1 in connection with the Product and Biogen Idec Product-Specific Patents, defense against allegations of infringement of Third Party Patent Rights, and licenses to Third Party Patent Rights or Know-How, in each case to the extent such matter would be reasonably likely to have a material impact on the Agreement or the licenses granted hereunder, which strategy will be considered in good faith by the Party entitled to prosecute, enforce and defend such Patent Rights hereunder, but will not be binding on such Party.

(b)                      In addition, the Joint Patent Committee will be responsible for the determination of inventorship of Program Patents in accordance with United States patent laws. In case of a dispute in the Joint Patent Committee (or otherwise between Isis and Biogen Idec) over inventorship of Program Patents, if the Joint Patent Committee cannot resolve such dispute, even after seeking the JDC’s input, such dispute will be resolved by independent patent counsel not engaged or regularly employed in the past two years by either Party and reasonably acceptable to both Parties.  The decision of such independent patent counsel will be binding on the Parties.  Expenses of such patent counsel will be shared equally by the Parties.

(c)                      The JPC will comprise an equal number of members from each Party. The Joint Patent Committee will meet as often as agreed by them (and at least semi-Annually), to discuss matters arising out of the activities set forth in this ARTICLE 7.  The JPC will determine by unanimous consent the JPC operating procedures at its first meeting, including the JPC’s policies for replacement of JPC members, and the location of meetings, which will be codified in the written minutes of the first JPC meeting. To the extent reasonably requested by either Party, the Joint Patent Committee will solicit the involvement of more senior members of their respective legal departments (up to the most senior intellectual property attorney, where appropriate) with respect to critical issues, and may escalate issues to the Executives for input and resolution pursuant to Section 12.1.  Each Party’s representatives on the Joint Patent Committee will consider comments and suggestions made by the other in good faith. If either Party deems it reasonably advisable, the Parties will enter into a mutually agreeable common interest agreement covering the matters contemplated by this Agreement.

7.2.                            Prosecution and Maintenance of Patents.

7.2.1.                  Patent Filings. The Party responsible for Prosecution and Maintenance of any Patent Rights as set forth in Section 7.2.2 and Section 7.2.3 will endeavor to obtain patent protection for the Product as it Prosecutes and Maintains its other patents Covering products in development, using counsel of its own choice but reasonably acceptable to the other Party, in such countries as the responsible Party sees fit. Until the earlier of Biogen Idec’s exercise of the Option and the expiration or termination of the Option, Isis will use Commercially Reasonable Efforts to diligently Prosecute and Maintain all Isis Product-Specific Patents and any Jointly-Owned Program Patents Covering Products, in each case to the extent that Isis has the right to Prosecute and Maintain such Patent Rights.

7.2.2.                  Licensed Patents and Biogen Idec Patents.

(a)                      Licensed Patents In General. Prior to exercise of the Option, Isis will control and be responsible for all aspects of the Prosecution and Maintenance of all Licensed Patents, subject to Section 7.2.2(b), Section 7.2.3 and Section 7.2.4. During the Agreement Term, Isis will control and be responsible for all aspects of the Isis Core Technology Patents and Isis Manufacturing and Analytical Patents.

(b)                      Licensed Patents After Option Exercise. After Isis assigns to Biogen Idec or one or more designated Affiliates Isis’ ownership interest in (i) all Isis Product-Specific Patents that are owned (whether solely owned or jointly owned with one or more Third Parties) by Isis, and (ii) any Jointly-Owned Program Patents Covering Products in accordance with Section 4.2,  Biogen Idec will control and be responsible for all aspects of the Prosecution and Maintenance of all Isis Product-Specific Patents and Jointly-Owned Program Patents to the same extent Isis had the right to control and was responsible for such Prosecution and Maintenance immediately prior to such assignment, subject to Section 7.2.3 and Section 7.2.4, and will grant Isis the license set forth in Section 4.2.2.

(c)                      Biogen Idec Patents. Biogen Idec will control and be responsible for all aspects of the Prosecution and Maintenance of all Biogen Idec Patents, subject to Section 7.2.3 and Section 7.2.4.

7.2.3.                  Jointly-Owned Program Patents.  Isis will control and be responsible for all aspects of the Prosecution and Maintenance of Jointly-Owned Program Patents that do not Cover Products.  Prior to exercise of the Option, Isis will control and be responsible for all aspects of the Prosecution and Maintenance of Jointly-Owned Program Patents that Cover Products. After exercise of the Option, Biogen Idec will control and be responsible for all aspects of the Prosecution and Maintenance of Jointly-Owned Program Patents that Cover Products.

7.2.4.                  Other Matters Pertaining to Prosecution and Maintenance of Patents.

(a)                     Each Party will keep the other Party informed through the Joint Patent Committee as to material developments with respect to the Prosecution and Maintenance of the Isis Core Technology Patents set forth on Schedule 8.2.6(a), together with all Product-Specific Patents or Jointly-Owned Program Patents for which such Party has responsibility for Prosecution and Maintenance pursuant to Section 7.2.2, Section 7.2.3 or this Section 7.2.4, including by providing copies of material data as it arises, any office actions or office action responses or other correspondence that such Party provides to or receives from any patent office, including notice of all interferences, reissues, re-examinations, oppositions or requests for patent term extensions, and all patent-related filings, and by providing the other Party the timely opportunity to have reasonable input into the strategic aspects of such Prosecution and Maintenance.

(b)                     If Biogen Idec elects (a) not to file and prosecute patent applications for the Jointly-Owned Program Patent Rights or Isis Product-Specific Patents that have been licensed or assigned to Biogen Idec under this Agreement or the Biogen Idec Product-Specific Patents (“Biogen Idec-Prosecuted Patents”) in a particular country, (b) not to continue the prosecution (including any interferences, oppositions, reissue proceedings, re-examinations, and patent term extensions, adjustments, and restorations) or maintenance of any Biogen-Prosecuted Patent in a particular country, or (c) not to file and prosecute patent applications for the Biogen Idec-Prosecuted Patent in a particular country following a written request from Isis to file and prosecute in such country, then Biogen Idec will so notify Isis promptly in writing of its intention (including a reasonably detailed rationale for doing so) in good time to enable Isis to meet any deadlines by which an action must be taken to establish or preserve any such Patent Right in such country; and except as set forth in Section 7.2.4(c) Isis will have the right, but not the obligation, to file, prosecute, maintain, enforce, or otherwise pursue such Biogen Idec-Prosecuted Patent in the applicable country at its own expense with counsel of its own choice. In such case, Biogen Idec will cooperate with Isis to file for, or continue to Prosecute and Maintain or enforce, or otherwise pursue such Biogen-Prosecuted Patent in such country in Isis’ own name, but only to the extent that Biogen Idec is not required to take any position with respect to such abandoned Biogen Idec-Prosecuted Patent that would be reasonably likely to adversely affect the scope, validity or enforceability of any of the other Patent Rights being prosecuted and maintained by Biogen Idec under this Agreement.  Notwithstanding anything to the contrary in this Agreement, if Isis assumes responsibility for the Prosecution and Maintenance of any such Biogen Idec-Prosecuted Patent under this Section 7.2.4(b), Isis will have no obligation to notify Biogen Idec if Isis intends to abandon such Biogen Idec-Prosecuted Patent.

(c)                      Notwithstanding Section 7.2.4(b) above, if, after having consulted with outside counsel, Biogen Idec reasonably determines that filing or continuing to prosecute a patent application in a particular country for a Biogen Idec Prosecuted Patent (the “Conflicting Patent Right”) is reasonably likely to adversely affect the scope, validity or enforceability of a patent application or issued patent in a particular country for another Biogen Idec Prosecuted Patent (the “Superior Patent Right”), in each case where both the Conflicting Patent Right and the Superior Patent Right if issued would meet the criteria set forth in clause (i) of Section 6.6.2(a), then so long as Biogen Idec continues to Prosecute and Maintain the Superior Patent Right in accordance with this Agreement, Isis will not have the right under Section 7.2.4(b) above to file or prosecute the Conflicting Patent Right.

(d)                     If, during the Agreement Term, Isis intends to abandon any Isis Product-Specific Patent for which Isis is responsible for Prosecution and Maintenance without first filing a continuation or substitution, then, if the Option Deadline has not passed, Isis will notify Biogen Idec of such intention at least 60 days before such Patent Right will become abandoned, and Biogen Idec will have the right, but not the obligation, to assume responsibility for the Prosecution and Maintenance thereof at its own expense (subject to Section 7.3.1) with counsel of its own choice.  Notwithstanding anything to the contrary in this Agreement, if Biogen Idec assumes responsibility for the Prosecution and Maintenance of any such Isis Product-Specific Patent under this Section 7.2.4(d), Biogen Idec will have no obligation to notify Isis if Biogen Idec intends to abandon such Isis Product-Specific Patent.

(e)                      The Parties, through the Joint Patent Committee, will cooperate in good faith to determine if and when any divisional or continuation applications will be filed with respect to any Program Patents or Product-Specific Patents, and where a divisional or continuation patent application filing would be practical and reasonable, then such a divisional or continuation filing will be made.

(f)                       If the Party responsible for Prosecution and Maintenance pursuant to Section 7.2.3 intends to abandon such Jointly-Owned Program Patent without first filing a continuation or substitution, then such Party will notify the other Party of such intention at least 60 days before such Jointly-Owned Program Patent will become abandoned, and such other Party will have the right, but not the obligation, to assume responsibility for the Prosecution and Maintenance thereof at its own expense (subject to Section 7.3.1) with counsel of its own choice, in which case the abandoning Party will, and will cause its Affiliates to, assign to the other Party (or, if such assignment is not possible, grant a fully-paid exclusive license in) all of their rights, title and interest in and to such Jointly-

Owned Program Patents.  If a Party assumes responsibility for the Prosecution and Maintenance of any such Jointly-Owned Program Patents under this Section 7.2.4(f), such Party will have no obligation to notify the other Party of any intention of such Party to abandon such Jointly-Owned Program Patents.

(g)                     In addition, the Parties will consult, through the Joint Patent Committee, and take into consideration the comments of the other Party for all matters relating to interferences, reissues, re-examinations and oppositions with respect to those Patent Rights in which such other Party (i) has an ownership interest, (ii) has received a license thereunder in accordance with this Agreement, or (iii) may in the future, in accordance with this Agreement, obtain a license or sublicense thereunder.

7.3.                            Patent Costs.

7.3.1.                  Jointly-Owned Program Patents. Unless the Parties agree otherwise, Isis and Biogen Idec will share equally the Patent Costs associated with the Prosecution and Maintenance of Jointly-Owned Program Patents; provided that, either Party may decline to pay its share of costs for filing, prosecuting and maintaining any Jointly-Owned Program Patents in a particular country or particular countries, in which case the declining Party will, and will cause its Affiliates to, assign to the other Party (or, if such assignment is not possible, grant a fully-paid exclusive license in) all of their rights, titles and interests in and to such Jointly-Owned Program Patents.

7.3.2.                  Licensed Patents and Biogen Idec Patents. Except as set forth in Section 7.2.4 and Section 7.3.1, each Party will be responsible for all Patent Costs incurred by such Party prior to and after the Effective Date in all countries in the Prosecution and Maintenance of Patent Rights for which such Party is responsible under Section 7.2; provided, however, that after Option exercise, Biogen Idec will be solely responsible for Patent Costs arising from the Prosecution and Maintenance of the Isis Product-Specific Patents.

7.4.                            Defense of Claims Brought by Third Parties.

7.4.1.                  If a Third Party initiates a Proceeding claiming a Patent Right owned by or licensed to such Third Party is infringed by the Development, Manufacture or Commercialization of the Product, (a) Isis will have the first right, but not the obligation, to defend against any such Proceeding initiated prior to Option exercise at its sole cost and expense and (b) Biogen Idec will have the first right, but not the obligation, to defend against any such Proceeding initiated after Option exercise at its sole cost and expense. If the Party having the first right to defend against such Proceeding (the “Lead Party”) elects to defend against such Proceeding, then the Lead Party will have the sole right to direct the defense and to elect whether to settle such claim (but only with the prior written consent of the other Party, not to be unreasonably withheld, conditioned or delayed). The other

Party will reasonably assist the Lead Party in defending such Proceeding and cooperate in any such litigation at the request and expense of the Lead Party. The Lead Party will provide the other Party with prompt written notice of the commencement of any such Proceeding that is of the type described in this Section 7.4, and the Lead Party will keep the other Party apprised of the progress of such Proceeding.  If the Lead Party elects not to defend against a Proceeding, then the Lead Party will so notify the other Party in writing within 60 days after the Lead Party first receives written notice of the initiation of such Proceeding, and the other Party (the “Step-In Party”) will have the right, but not the obligation, to defend against such Proceeding at its sole cost and expense and thereafter the Step-In Party will have the sole right to direct the defense thereof, including the right to settle such claim. In any event, the Party not defending such Proceeding will reasonably assist the other Party and cooperate in any such litigation at the request and expense of the Party defending such Proceeding.  Each Party may at its own expense and with its own counsel join any defense initiated or directed by the other Party under this Section 7.4.  Each Party will provide the other Party with prompt written notice of the commencement of any such Proceeding under this Section 7.4, and such Party will promptly furnish the other Party with a copy of each communication relating to the alleged infringement that is received by such Party.

7.4.2.                  Discontinued Product. If a Third Party initiates a Proceeding claiming that any Patent Right or Know-How owned by or licensed to such Third Party is infringed by the Development, Manufacture or Commercialization of a Discontinued Product, Isis will have the first right, but not the obligation, to defend against and settle such Proceeding at its sole cost and expense. Biogen Idec will reasonably assist Isis in defending such Proceeding and cooperate in any such litigation at the request and expense of Isis.  Each Party may at its own expense and with its own counsel join any defense directed by the other Party. Isis will provide Biogen Idec with prompt written notice of the commencement of any such Proceeding, or of any allegation of infringement of which Isis becomes aware and that is of the type described in this Section 7.4.2, and Isis will promptly furnish Biogen Idec with a copy of each communication relating to the alleged infringement received by Isis.

7.4.3.                  Interplay Between Enforcement of IP and Defense of Third Party Claims. Notwithstanding the provisions of Section 7.4.1 and Section 7.4.2, to the extent that a Party’s defense against a Third Party claim of infringement under this Section 7.4 involves (i) the enforcement of the other Party’s Know-How or Patent Rights, or (ii) the defense of an invalidity claim with respect to such other Party’s Know-How or Patent Rights, then, in each case, the general concepts of Section 7.5 will apply to the enforcement of such other Party’s Know-How or Patent Rights or the defense of such invalidity claim (i.e., each Party has the right to enforce its own intellectual property, except that the relevant Commercializing Party will have the initial right, to the extent provided in Section 7.5, to enforce such Know-How or Patent Rights or defend such invalidity claim, and the other

Party will have a step-in right, to the extent provided in Section 7.5, to enforce such Know-How or Patent Rights or defend such invalidity claim).

7.5.                            Enforcement of Patents Against Competitive Infringement.

7.5.1.                  Duty to Notify of Competitive Infringement. If either Party learns of an infringement, unauthorized use, misappropriation or threatened infringement by a Third Party to which such Party does not owe any obligation of confidentiality with respect to any Product-Specific Patents by reason of the development, manufacture, use or commercialization of a product directed against the RNA that encodes SMN in the Field (“Competitive Infringement”), such Party will promptly notify the other Party in writing and will provide such other Party with available evidence of such Competitive Infringement; provided, however, that for cases of Competitive Infringement under Section 7.5.7 below, such written notice will be given within 10 days.

7.5.2.                  Prior to Option Exercise. For any Competitive Infringement with respect to the Product occurring after the Effective Date but before Option exercise, Isis will have the first right, but not the obligation, to institute, prosecute, and control a Proceeding with respect thereto, by counsel of its own choice, and Biogen Idec will have the right to be represented in that action by counsel of its own choice at its own expense, however, Isis will have the sole right to control such litigation. Isis will provide Biogen Idec with prompt written notice of the commencement of any such Proceeding, and Isis will keep Biogen Idec apprised of the progress of such Proceeding.  If Isis fails to initiate a Proceeding within a period of 90 days after receipt of written notice of such Competitive Infringement (subject to a 90 day extension to conclude negotiations, which extension will apply only in the event that Isis has commenced good faith negotiations with an alleged infringer for elimination of such Competitive Infringement within such 90 day period), Biogen Idec will have the right to initiate and control a Proceeding with respect to such Competitive Infringement by counsel of its own choice; provided that Isis will have the right to be represented in any such action by counsel of its own choice at its own expense. Notwithstanding the foregoing, Isis will at all times have the sole right to institute, prosecute, and control any Proceeding under this Section 7.5.2 to the extent involving any Isis Core Technology Patents or Isis Manufacturing and Analytical Patents.

7.5.3.                  Following Option Exercise. For any Competitive Infringement with respect to the Product (except for a Discontinued Product) occurring after Option exercise, so long as part of such Proceeding Biogen Idec also enforces any Patent Rights Controlled by Biogen Idec (including any Isis Product-Specific Patents assigned by Isis to Biogen Idec under this Agreement) being infringed that Cover the Product, then Biogen Idec will have the first right, but not the obligation, to institute, prosecute, and control a Proceeding with respect thereto by counsel of its own choice at its own expense, and Isis will have the right, at its own expense, to be represented in that action by counsel of its own choice, however, Biogen Idec will have the right to control such litigation. If Biogen Idec fails to initiate a

Proceeding within a period of 90 days after receipt of written notice of such Competitive Infringement (subject to a 90 day extension to conclude negotiations, if Biogen Idec has commenced good faith negotiations with an alleged infringer for elimination of such Competitive Infringement within such 90 day period), Isis will have the right to initiate and control a Proceeding with respect to such Competitive Infringement by counsel of its own choice, and Biogen Idec will have the right to be represented in any such action by counsel of its own choice at its own expense. Notwithstanding the foregoing, Isis will at all times have the sole right to institute, prosecute, and control any Proceeding under this Section 7.5.3 to the extent involving any Isis Core Technology Patents or Isis Manufacturing and Analytical Patents.

7.5.4.                  Joinder.

(a)                     If a Party initiates a Proceeding in accordance with this Section 7.5, the other Party agrees to be joined as a party plaintiff where necessary and to give the first Party reasonable assistance and authority to file and prosecute the Proceeding.  Subject to Section 7.5.5, the costs and expenses of each Party incurred pursuant to this Section 7.5.4(a) will be borne by the Party initiating such Proceeding.

(b)                     If one Party initiates a Proceeding in accordance with this Section 7.5.4, the other Party may join such Proceeding as a party plaintiff where necessary for such other Party to seek lost profits with respect to such infringement.

7.5.5.                  Share of Recoveries. Any damages or other monetary awards recovered with respect to a Proceeding brought pursuant to this Section 7.5 will be shared as follows:

(a)                                 the amount of such recovery will first be applied to the Parties’ reasonable out-of-pocket costs incurred in connection with such Proceeding (which amounts will be allocated pro rata if insufficient to cover the totality of such expenses); then

(b)                                 any remaining proceeds constituting direct or actual damages for acts of infringement occurring prior to Biogen Idec’s exercise of the Option will be (i) [***]; or (ii) [***]; then

(c)                                  any remaining proceeds constituting direct or actual damages for acts of infringement occurring after Biogen Idec’s exercise of the Option [***]; then

(d)                                 any remaining proceeds constituting punitive or treble damages will be allocated between the Parties as follows: the Party initiating the Proceeding will receive and retain [***]% of such proceeds and the other Party will receive and retain [***]% of such proceeds.

7.5.6.                  Settlement.  Notwithstanding anything to the contrary under this ARTICLE 7, neither Party may enter a settlement, consent judgment or other voluntary final disposition of a suit under this ARTICLE 7 that disclaims, limits the scope of, admits the invalidity or unenforceability of, or grants a license, covenant not to sue or similar immunity under a Patent Right Controlled by the other Party without first obtaining the written consent of the Party that Controls the relevant Patent Right.

7.5.7.                  35 USC 271(e)(2) Infringement.  Notwithstanding anything to the contrary in this Section 7.5, solely with respect to Licensed Patents that have not been assigned to Biogen Idec under this Agreement for a Competitive Infringement under 35 USC 271(e)(2), the time period set forth in Section 7.5.2 during which a Party will have the initial right to bring a Proceeding will be shortened to a total of 25 days, so that, to the extent the other Party has the right, pursuant to such Section to initiate a Proceeding if the first Party does not initiate a Proceeding, such other Party will have such right if the first Party does not initiate a Proceeding within 25 days after such first Party’s receipt of written notice of such Competitive Infringement.

7.6.                            Other Infringement.

7.6.1.                  Jointly-Owned Program Patents. With respect to the infringement of a Jointly-Owned Program Patent which is not a Competitive Infringement, the Parties will cooperate in good faith to bring suit together against such infringing party or the Parties may decide to permit one Party to solely bring suit. Any damages or other monetary awards recovered with respect to a Proceeding brought pursuant to this Section 7.6.1 will be shared as follows: (i) the amount of such recovery will first be applied to the Parties’ reasonable out-of-pocket costs incurred in connection with such Proceeding (which amounts will be allocated pro rata if insufficient to cover the totality of such expenses); (ii) any remaining proceeds constituting direct damages will be [***], and (iii) any remaining proceeds constituting punitive or treble damages will be allocated as follows: (A) if the Parties jointly initiate a Proceeding pursuant to this Section 7.6.1, [***]; and (B) if only one Party initiates the Proceeding pursuant to this Section 7.6.1, such Party will receive [***]% of such proceeds and the other Party will receive [***]% of such proceeds.

7.6.2.                  Patents Solely Owned by Isis.  Isis will retain all rights to pursue an infringement of any Patent Right solely owned by Isis which is other than a Competitive Infringement and Isis will retain all recoveries with respect thereto.

7.6.3.                  Patents Solely Owned by Biogen Idec.  Biogen Idec will retain all rights to pursue an infringement of any Patent Right solely owned by Biogen Idec which is other than a Competitive Infringement and Biogen Idec will retain all recoveries with respect thereto.

7.7.                            Patent Listing.

7.7.1.                  Biogen Idec’s Obligations. Biogen Idec will promptly, accurately and completely list, with the applicable Regulatory Authorities during the Agreement Term, all applicable Patent Rights that Cover the Product.  Prior to such listings, the Parties will meet, through the Joint Patent Committee, to evaluate and identify all applicable Patent Rights, and Biogen Idec will have the right to review, where reasonable, original records relating to any invention for which Patent Rights are being considered by the Joint Patent Committee for any such listing. Notwithstanding the preceding sentence, Biogen Idec will retain final decision-making authority as to the listing of all applicable Patent Rights for the Product that are not Isis Core Technology Patents or Isis Manufacturing and Analytical Patents, regardless of which Party owns such Patent Rights.

7.7.2.                  Isis’ Obligations.  Isis will promptly, accurately and completely list, with the applicable Regulatory Authorities during the Agreement Term, all applicable Patent Rights that Cover a Discontinued Product. Prior to such listings, the Parties will meet, through the Joint Patent Committee, to evaluate and identify all applicable Patent Rights, and Isis will have the right to review, where reasonable, original records relating to any invention for which Patent Rights are being considered by the Joint Patent Committee for any such listing. Notwithstanding the preceding sentence, Isis will retain final decision-making authority as to the listing of all applicable Patent Rights for such Discontinued Products, as applicable, regardless of which Party owns such Patent Rights.

7.8.                            CREATE Act. Notwithstanding anything to the contrary in this ARTICLE 7, neither Party will have the right to make an election under the CREATE Act when exercising its rights under this ARTICLE 7 without the prior written consent of the other Party, which will not be unreasonably withheld, conditioned or delayed.  With respect to any such permitted election, the Parties will use reasonable efforts to cooperate and coordinate their activities with respect to any submissions, filings or other activities in support thereof. The Parties acknowledge and agree that this Agreement is a “joint research agreement” as defined in the CREATE Act.

7.9.                            Obligations to Third Parties. Notwithstanding any of the foregoing, each Party’s rights and obligations with respect to Licensed Technology under this ARTICLE 7 will be subject to the Third Party rights and obligations under any (i) New Third Party License the restrictions and obligations of which Biogen Idec has agreed to under Section 6.8.2, (ii) Prior Agreements, and (iii) Isis In-License Agreements; provided, however, that, to the extent that Isis has a non-transferable right to prosecute, maintain or enforce any Patent Rights licensed to Biogen Idec hereunder and, this Agreement purports to grant any such rights to Biogen Idec, Isis will act in such regard with respect to such Patent Rights at Biogen Idec’s direction.

7.10.                     Additional Right and Exceptions. Notwithstanding any provision of this ARTICLE 7, Isis retains the sole right to Prosecute and Maintain Isis Core Technology Patents and Isis Manufacturing and Analytical Patents during the Agreement Term and to control any enforcement of Isis Core Technology Patents and Isis Manufacturing and Analytical Patents, and will take the lead on such enforcement solely to the extent that the scope or validity of any Patent Rights Controlled by Isis and Covering the Isis Core Technology Patents or Isis Manufacturing and Analytical Patents is at risk.

7.11.                     Patent Term Extension. The Parties will cooperate with each other in gaining patent term extension wherever applicable to the Product. After exercising the Option, Biogen Idec will determine which patents will be extended.

7.12.                     No Challenge.  As a material inducement for Isis entering into this Agreement, Biogen Idec covenants to Isis that during the Agreement Term, solely with respect to rights to the Licensed Patents that are included in a license granted to Biogen Idec under Section 4.1.1, Biogen Idec, its Affiliates or Sublicensees will not, in the United States or any other country, (a) commence or otherwise voluntarily determine to participate in (other than as may be necessary or reasonably required to assert a cross-claim or a counter-claim or to respond to a court request or order or administrative law request or order) any action or proceeding, challenging or denying the enforceability or validity of any claim within an issued patent or patent application within such Licensed Patents, or (b) direct, support or actively assist any other Person (other than as may be necessary or reasonably required to assert a cross-claim or a counter-claim or to respond to a court request or order or administrative law request or order) in bringing or prosecuting any action or proceeding challenging or denying the validity of any claim within an issued patent or patent application within such Licensed Patents. For purposes of clarification and without limiting any other available remedies, if Biogen Idec takes any of the actions described in clause (a) or clause (b) of this Section 7.12, Biogen Idec will have materially breached this Agreement and Isis may terminate this Agreement under Section 10.2.4(b).

ARTICLE 8.
REPRESENTATIONS AND WARRANTIES

8.1.                            Representations and Warranties of Both Parties.  Each Party hereby represents and warrants to the other Party, as of the Effective Date, that:

8.1.1.                  such Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

8.1.2.                  such Party has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

8.1.3.                  this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid and binding obligation, enforceable against it in accordance with the terms hereof;

8.1.4.                  the execution, delivery and performance of this Agreement by such Party will not constitute a default under or conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, or violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over such Party;

8.1.5.                  no government authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any applicable laws, rules or regulations currently in effect, is or will be necessary for, or in connection with, the transaction contemplated by this Agreement or any other agreement or instrument executed in connection herewith, or for the performance by it of its obligations under this Agreement and such other agreements; and

8.1.6.                  it has not employed (and, to the best of its knowledge, has not used a contractor or consultant that has employed) and in the future will not employ (or, to the best of its knowledge, use any contractor or consultant that employs, provided that such Party may reasonably rely on a representation made by such contractor or consultant) any Person debarred by the FDA (or subject to a similar sanction of EMA or foreign equivalent), or any Person which is the subject of an FDA debarment investigation or proceeding (or similar proceeding of EMA or foreign equivalent), in the conduct of the Pre-Clinical Studies or Clinical Studies of the Product and its activities under the ISIS-SMNRx Development Plan.

8.2.                            Representations and Warranties of Isis. Isis hereby represents and warrants to Biogen Idec, as of the Effective Date, that:

8.2.1.                  Isis Controls the Licensed Patents existing as of the Effective Date and is entitled to grant all rights and licenses (or sublicenses, as the case may be) it purports to grant to Biogen Idec under this Agreement, in each case solely as they relate to ISIS 396443.

8.2.2.                  To the best of its knowledge and belief, there are no additional licenses (beyond those that would be granted to Biogen Idec under Section 4.1.1 upon the exercise of the Option) under any intellectual property owned or Controlled by Isis or its Affiliates as of the Effective Date that would be required in order for Biogen Idec to further Develop and Commercialize the Product.

8.2.3.                  The Licensed Technology existing as of the Effective Date constitutes all of the Patent Rights and Know-How Controlled by Isis as of the Effective Date that are necessary to Develop, Manufacture or Commercialize ISIS 396443 in the Field.  Isis has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in the Licensed Technology in a manner that conflicts with any rights granted to Biogen Idec hereunder.

8.2.4.                  Neither Isis nor its Affiliates owns or Controls any Patent Rights or Know How covering formulation or delivery technology as of the Effective Date that would be useful or necessary in order for Biogen Idec to further Develop or Commercialize ISIS 396443.

8.2.5.                  There are no claims, judgments or settlements against or owed by Isis or its Affiliates or pending against Isis or, to the best of Isis’ knowledge, threatened against Isis, in each case relating to the Isis Technology that could impact activities under this Agreement. To the best of Isis’ knowledge, there are no claims, judgments or settlements against or owed by any Third Party that is party to a Prior Agreement, or pending or threatened claims or litigation against any Third Party that is party to a Prior Agreement, in each case relating to the Isis Technology that would impact activities under this Agreement.

8.2.6.                  SCHEDULE 8.2.6(a), SCHEDULE 8.2.6(b) and SCHEDULE 8.2.6(c) set forth true, correct and complete lists of all Isis Core Technology Patents, Isis Manufacturing and Analytical Patents, and Isis Product-Specific Patents that apply to ISIS 396443 as of the Effective Date, respectively, and indicates whether each such Patent Right is owned by Isis or licensed by Isis from a Third Party and if so, identifies the licensor or sublicensor from which the Patent Right is licensed.

8.2.7.                  At the Effective Date (a) there is no fact or circumstance known by Isis that would cause Isis to reasonably conclude that any Licensed Patent is invalid or un-enforceable, (b) there is no fact or circumstance known by Isis that would cause Isis to reasonably conclude the inventorship of each Licensed Patent is not properly identified on each patent, (c) all official fees, maintenance fees and annuities for the Licensed Patents have been paid and all administrative procedures with governmental agencies have been completed, and (d) none of the Isis Product Specific Patents is currently involved in any interference, reissue, re-examination, cancellation or opposition proceeding and neither Isis, nor any of its Affiliates, has received any written notice from any person, or has knowledge, of such actual or threatened proceeding.

8.2.8.                  SCHEDULE 6.8.1 sets forth true, correct and complete lists of all Isis In-License Agreements relating to Licensed Technology necessary or useful to conduct the research, Development, Manufacture or Commercialization of ISIS 396443 as contemplated under the ISIS-SMNRx Development Plan existing on the Effective Date. All Isis In-License Agreements are in full force and effect and have not been modified or amended. Neither Isis nor, to the best knowledge of Isis, the Third Party licensor in an Isis In-License Agreement is in default with respect to a material obligation under such Isis In-License Agreement, and neither such party has claimed or has grounds upon which to claim that the other party is in default with respect to a material obligation under, any Isis In-License Agreement.

8.2.9.                  SCHEDULE 8.2.9 is a complete and accurate list of all agreements that create Third Party Obligations that affect the rights granted by Isis to Biogen Idec under this Agreement.

8.2.10.           To the best of Isis’ knowledge, the Development, Manufacture (as manufactured by Isis at its facility as of the Effective Date) and Commercialization of ISIS 396443 as contemplated by the ISIS-SMNRX Development Plan and this Agreement does not [***] or [***].

8.2.11.           As of the Effective Date, Isis has no [***].

8.3.                            Isis Covenants.  Isis hereby covenants to Biogen Idec that, except as expressly permitted under this Agreement:

8.3.1.                  Isis will promptly amend SCHEDULE 8.2.6(a), SCHEDULE 8.2.6(b) and SCHEDULE 8.2.6(c) and submit such amended Schedules to Biogen Idec if Isis becomes aware that any Isis Core Technology Patents, Isis Manufacturing and Analytical Patents or Isis Product-Specific Patents are not properly identified on such Schedule.

8.3.2.                  during the Agreement Term, Isis will maintain and not breach any Isis In-License Agreements and any agreements with Third Parties entered into after the Effective Date (“New Third Party Licenses”) that provide a grant of rights from such Third Party to Isis that are Controlled by Isis and are licensed or may become subject to a license from Isis to Biogen Idec for ISIS 396443 under this Agreement;

8.3.3.                  Isis will promptly notify Biogen Idec of any material breach by Isis or a Third Party of any New Third Party License, and in the event of a breach by Isis, will permit Biogen Idec to cure such breach on Isis’ behalf upon Biogen Idec’s request;

8.3.4.                  Isis will not amend, modify or terminate any Isis In-License Agreement or New Third Party License in a manner that would adversely affect Biogen Idec’s rights hereunder without first obtaining Biogen Idec’s written consent, which consent may be withheld in Biogen Idec’s sole discretion;

8.3.5.                  Isis will not enter into any new agreement or other obligation with any Third Party, or amend an existing agreement with a Third Party, in each case that restricts, limits or encumbers the rights granted to Biogen Idec under this Agreement;

8.3.6.                  Isis will cause its Affiliates, licensees and sublicensees to comply with the terms of Section 2.1;

8.3.7.                  all employees and contractors of Isis performing Development activities hereunder on behalf of Isis will be obligated to assign all right, title and interest in and to any inventions developed by them, whether or not patentable, to Isis or such Affiliate, respectively, as the sole owner thereof; and

8.3.8.                  If, after the Effective Date, Isis becomes the owner or otherwise acquires Control of any formulation or delivery technology that would be necessary or useful in order for Biogen Idec to further Develop, Manufacture or Commercialize the Product, and Biogen Idec has exercised its Option and the license granted to Biogen Idec under this Agreement is in effect, Isis will make such technology available to Biogen Idec on commercially reasonable terms.

8.4.                            DISCLAIMER. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY NOR ITS AFFILIATES MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. BIOGEN IDEC AND ISIS UNDERSTAND THAT THE PRODUCT IS THE SUBJECT OF ONGOING RESEARCH AND DEVELOPMENT AND THAT NEITHER PARTY CAN ASSURE THE SAFETY, USEFULNESS OR COMMERCIAL OR TECHNICAL VIABILITY OF THE PRODUCT.

ARTICLE 9.
INDEMNIFICATION; INSURANCE

9.1.                            Indemnification by Biogen Idec.  Biogen Idec will indemnify, defend and hold harmless Isis and its Affiliates, and its or their respective directors, officers, employees and agents, from and against any and all liabilities, damages, losses, costs and expenses including the reasonable fees of attorneys (collectively “Losses”) arising out of or resulting from any and all Third Party suits, claims, actions, proceedings or demands (“Claims”) based upon:

9.1.1.                  the gross negligence or willful misconduct of Biogen Idec, its Affiliates or Sublicensees and its or their respective directors, officers, employees and agents, in connection with Biogen Idec’s performance of its obligations or exercise of its rights under this Agreement;

9.1.2.                  any breach of any representation or warranty or express covenant made by Biogen Idec under ARTICLE 8 or any other provision under this Agreement;

9.1.3.                  the Development or Manufacturing activities that are conducted by or on behalf of Biogen Idec or its Affiliates or Sublicensees (which will exclude any Development or Manufacturing activities that are conducted by or on behalf of Isis pursuant to this Agreement); or

9.1.4.                  the Commercialization of the Product by or on behalf of Biogen Idec or its Affiliates or Sublicensees;

except, in each case above, to the extent such Claim arose out of or resulted from or is attributable to any acts or omissions of Isis or its Affiliates, licensees, Sublicensees or contractors, and its or their respective directors, officers, employees and agents or other circumstance for which Isis has an indemnity obligation pursuant to Section 9.2.

9.2.                            Indemnification by Isis. Isis will indemnify, defend and hold harmless Biogen Idec and its Affiliates, and its or their respective directors, officers, employees and agents, from and against any and all Losses arising out of or resulting from any and all Claims based upon:

9.2.1.                  the gross negligence or willful misconduct of Isis, its Affiliates or Sublicensees or its or their respective directors, officers, employees and agents, in connection with Isis’ performance of its obligations or exercise of its rights under this Agreement;

9.2.2.                  any breach of any representation or warranty or express covenant made by Isis under ARTICLE 8 or any other provision under this Agreement;

9.2.3.                  any Development or Manufacturing activities that are conducted by or on behalf of Isis or its Affiliates or Sublicensees (which will exclude any Development or Manufacturing activities that are conducted by or on behalf of Biogen Idec pursuant to this Agreement); or

9.2.4.                  any development, manufacturing or commercialization activities that are conducted by or on behalf of Isis or its Affiliates or Sublicensees with respect to a Discontinued Product.

except, in each case above, to the extent such Claim arose out of or resulted from or is attributable to any acts or omissions of Biogen Idec or its Affiliates, licensees, Sublicensees or contractors and its or their respective directors, officers, employees and agents or other circumstance for which Biogen Idec has an indemnity obligation pursuant to Section 9.1.

9.3.                            Procedure. If a Person entitled to indemnification under Section 9.1 or Section 9.2 (an “Indemnitee”) seeks such indemnification, such Indemnitee will (i) inform the indemnifying Party in writing of a Claim as soon as reasonably practicable after such Indemnitee receives notice of such Claim, (ii) permit the indemnifying Party to assume direction and control of the defense of the Claim (including the sole right to settle such Claim at the sole discretion of the indemnifying Party, provided that (A) such settlement or compromise does not admit any fault or negligence on the part of the Indemnitee, or impose any obligation on, or otherwise materially adversely affect, the Indemnitee or other Party and (B) the indemnifying first obtain the written consent of the Indemnitee with respect to such settlement, which consent will not be unreasonably withheld), (iii) cooperate as reasonably requested (at the expense of the indemnifying Party) in the defense of the Claim, and (iv) undertake reasonable steps to mitigate any Losses with respect to the Claim. The provisions of Section 7.4 will govern the procedures for responding to a Claim of infringement described therein. Notwithstanding anything in this Agreement to the contrary, the indemnifying Party will have no liability under Section 9.1 or Section 9.2, as the case may be, for Claims settled or compromised by the Indemnitee without the indemnifying Party’s prior written consent.

9.4.                            Insurance.

9.4.1.                  Isis’ Insurance Obligations. Isis will maintain, at its cost, reasonable insurance against liability and other risks associated with its activities contemplated by this Agreement, provided, that, at a minimum, Isis will maintain, in force from 30 days prior to enrollment of the first patient in a Clinical Study, a [***] insurance policy providing coverage of at least $[***] per claim and $[***] Annual aggregate. Isis will furnish to Biogen Idec evidence of such insurance upon request.

9.4.2.                  Biogen Idec’s Insurance Obligations. Biogen Idec will maintain, at its cost, reasonable insurance against liability and other risks associated with its activities contemplated by this Agreement, provided, that, at a minimum, Biogen Idec will maintain, in force from 30 days prior to enrollment of the first patient in a Clinical Study, a [***] insurance policy providing coverage of at least $[***] per claim and $[***] Annual aggregate and, provided further that such coverage is increased to at least $[***] at least 30 days before Biogen Idec initiates the First Commercial Sale of the Product hereunder. Biogen Idec will furnish to Isis evidence of such insurance upon request. Notwithstanding the foregoing, Biogen Idec may self-insure to the extent that it self-insures for its other products, but at a minimum will self-insure at levels that are consistent with levels customarily maintained against similar risks by similar companies in Biogen Idec’s industry.

9.5.                            LIMITATION OF CONSEQUENTIAL DAMAGES. EXCEPT FOR (a) CLAIMS OF A THIRD PARTY THAT ARE SUBJECT TO INDEMNIFICATION UNDER THIS ARTICLE 9, (b) CLAIMS ARISING OUT OF A PARTY’S WILLFUL MISCONDUCT OF THIS AGREEMENT, (c) A PARTY’S BREACH OF ARTICLE 2, OR A BREACH OF SECTION 10.4.3(a) BY BIOGEN IDEC OR ITS AFFILIATES OR (d) CLAIMS ARISING OUT OF A PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS UNDER THIS AGREEMENT, NEITHER PARTY NOR ANY OF ITS AFFILIATES WILL BE LIABLE TO THE OTHER PARTY TO THIS AGREEMENT OR ITS AFFILIATES FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR OTHER INDIRECT DAMAGES OR LOST OR IMPUTED PROFITS OR ROYALTIES, LOST DATA OR COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY), INDEMNITY OR CONTRIBUTION, AND IRRESPECTIVE OF WHETHER THAT PARTY OR ANY REPRESENTATIVE OF THAT PARTY HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE.

ARTICLE 10.
TERM; TERMINATION

10.1.                     Agreement Term; Expiration. This Agreement is effective as of the Effective Date and, unless earlier terminated pursuant to the other provisions of this ARTICLE 10, will continue in full force and effect until this Agreement expires as follows:

10.1.1.    on a country-by-country basis, on the date of expiration of all payment obligations by the Commercializing Party under this Agreement with respect to the Product (or a Discontinued Product) in such country;

10.1.2.           in its entirety upon the expiration of all payment obligations under this Agreement with respect to the Product (or a Discontinued Product) in all countries pursuant to Section 10.1.1; and

10.1.3.           where Biogen Idec has not provided Isis a written notice stating Biogen Idec is exercising its Option and paid Isis the license fee under Section 6.3 by the Option Deadline.

The period from the Effective Date until the date of expiration of this Agreement pursuant to this Section 10.1 is the “Agreement Term.”

10.2.                     Termination of the Agreement.

10.2.1.           Biogen Idec’s Termination for Convenience.  At any time following payment by Biogen Idec of the upfront fee under Section 6.1, subject to Section 10.4.1 below, Biogen Idec will be entitled to terminate this Agreement for convenience by providing 90 days written notice to Isis of such termination.

10.2.2.           Termination for Failure to Divest Directly Competitive Product. If a Competing Acquirer does not, during the Divestiture Period, divest itself of a Directly Competitive Product, terminate the development and commercialization of such Directly Competitive Product or assign this Agreement to a Third Party that is not itself developing or commercializing a Directly Competitive Product as set forth in Section 12.5, Biogen Idec may terminate this Agreement immediately upon providing written notice to Isis.

10.2.3.           Termination Due to Failure to Obtain HSR Clearance.

(a)                                 If the Parties make an HSR Filing under Section 3.1.4 of this Agreement and the HSR Clearance Date has not occurred on or prior to 90 days after the effective date of the latest HSR Filing made by the Parties, this Agreement will terminate (i) at the election of either Party immediately upon notice to the other Party, if the FTC or the DOJ has instituted (or threatened to institute) any action, suit or proceeding including seeking, threatening to seek or obtaining a preliminary injunction under the HSR Act against Biogen Idec and Isis to enjoin or otherwise prohibit the transactions contemplated by this Agreement, or (ii) at the election of either Party, immediately upon notice to the other Party, if the Parties have not resolved any and all objections of the FTC and DOJ as contemplated by Section 3.1.4(b).  Notwithstanding the foregoing, this Section 10.2.3 will not apply if an HSR Filing is not required to fully perform this Agreement.

(b)                                 If this Agreement is terminated in accordance with Section 10.2.3(a), then, until [***] as follows:

(i)            If Isis [***]; and

(ii)                                If Isis, its Affiliates or the licensee [***].

Nothing in this Section 10.2.3(b) obligates Isis to (y) [***] or (z) [***].

10.2.4.           Termination for Material Breach.

(a)                     Biogen Idec’s Right to Terminate. If Biogen Idec believes that Isis is in material breach of this Agreement (other than with respect to a failure to use Commercially Reasonable Efforts under Section 1.3, which is governed by Section 10.2.5 below), then Biogen Idec may deliver notice of such material breach to Isis. If the breach is curable, Isis will have 60 days to cure such breach. If Isis fails to cure such breach within the 60 day period, or if the breach is not subject to cure, Biogen Idec may terminate this Agreement by providing written notice to Isis. Without limiting the foregoing, breach by a Party of ARTICLE 2 of this Agreement constitutes a material breach of this Agreement.

(b)                     Isis’ Right to Terminate. If Isis believes that Biogen Idec is in material breach of (i) a payment obligation under ARTICLE 6, (ii) Section 7.12, or (iii) one or more material provisions of this Agreement where such material breaches have occurred multiple times over the course of at least a 12-month period (where such material breach is not a single continuous event) demonstrating a pattern of failing to timely comply with Biogen Idec’s obligations under this Agreement (other than with respect to a failure to use Commercially Reasonable Efforts under Section 5.1, which is governed by Section 10.2.5 below), then Isis may deliver notice of such material breach to Biogen Idec. If the breach is curable, Biogen Idec will have 60 days to cure such breach (except to the extent such breach involves the failure to make a payment when due, which breach must be cured within 30 days following such notice). If Biogen Idec fails to cure such breach within the 60 day or 30 day period, as applicable, or if the breach is not subject to cure, Isis may terminate this Agreement by providing written notice to Biogen Idec.

10.2.5.           Remedies for Failure to Use Commercially Reasonable Efforts.

(a)                     If Isis, in Biogen Idec’s reasonable determination, fails to use Commercially Reasonable Efforts in the activities contemplated in Section 1.3 prior to Option exercise, Biogen Idec will notify Isis and, within 30 days thereafter, Isis and Biogen Idec will meet and confer to discuss and resolve the matter in good faith, and attempt to devise a mutually agreeable plan to address any outstanding issues related to Isis’ use of Commercially Reasonable Efforts in Section 1.3. Following such a meeting, if Isis fails to use Commercially Reasonable Efforts as contemplated by Section 1.3, then subject to Section 10.2.6 below, Biogen Idec will have the right, at its sole discretion, to (i) terminate this Agreement or, (ii) prior to Option exercise, Biogen Idec may elect to trigger the alternative remedy provisions of Section 10.3 below in lieu of terminating this Agreement by providing written notice to Isis.  This Section 10.2.5(a) sets forth Biogen Idec’s sole and exclusive remedies if Isis fails to use Commercially Reasonable Efforts in the activities contemplated in Section 1.3 prior to Option exercise.

(b)                     If Biogen Idec, in Isis’ reasonable determination, fails to use Commercially Reasonable Efforts under Section 5.1 above, Isis will notify Biogen Idec and, within 30 days thereafter, Isis and Biogen Idec will meet and confer to discuss and resolve the matter in good faith, and attempt to devise a mutually agreeable plan to address any outstanding issues related to Biogen Idec’s use of Commercially Reasonable Efforts in Section 5.1. Following such a meeting, if Biogen Idec fails to use Commercially Reasonable Efforts as contemplated by Section 5.1, then subject to Section 10.2.6 below, Isis will have the right, at its sole discretion, to terminate this Agreement.

10.2.6.           Disputes Regarding Material Breach.  Notwithstanding the foregoing, if the Breaching Party in Section 10.2.4 or Section 10.2.5 disputes in good faith the existence, materiality, or failure to cure of any such breach which is not a payment breach, and provides notice to the Non-Breaching Party of such dispute within such 60 day period, the Non-Breaching Party will not have the right to terminate this Agreement in accordance with Section 10.2.4 or Section 10.2.5, or trigger the alternative remedy provisions of Section 10.2.5, as applicable, unless and until it has been determined in accordance with Section 12.1 that this Agreement was materially breached by the Breaching Party and the Breaching Party fails to cure such breach within 30 days following such determination. It is understood and acknowledged that during the pendency of such dispute, all the terms and conditions of this Agreement will remain in effect and the Parties will continue to perform all of their respective obligations hereunder, including satisfying any payment obligations.

10.2.7.           Termination for Insolvency.

(a)                     Either Party may terminate this Agreement if, at any time, the other Party files in any court or agency pursuant to any statute or regulation of any state or country a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the Party or of substantially all of its assets; or if the other Party proposes a written agreement of composition or extension of substantially all of its debts; or if the other Party will be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition will not be dismissed within 90 days after the filing thereof; or if the other Party will propose or be a party to any dissolution or liquidation; or if the other Party will make an assignment of substantially all of its assets for the benefit of creditors.

(b)                     All rights and licenses granted under or pursuant to any section of this Agreement are and will otherwise be deemed to be for purposes of Section 365(n) of Title 11, United States Code (the “Bankruptcy Code”) licenses of rights to “intellectual property” as defined in Section 101(56) of the Bankruptcy Code. The Parties will retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code.  Upon the bankruptcy of any Party, the non-bankrupt Party will further be entitled to a complete duplicate of, or complete access to, any such intellectual property, and such, if not already in its possession, will be promptly delivered to the non-bankrupt Party, unless the bankrupt Party elects in writing to continue, and continues, to perform all of its obligations under this Agreement.

10.3.                     Alternative Remedies to Termination Available to Biogen Idec Prior to Option Exercise.  If, prior to Option exercise, Biogen Idec elects to (i) exercise the alternative remedy provisions of this Section 10.3 in lieu of terminating this Agreement by providing written notice of such election to Isis in accordance with Section 10.2.5(a), or (ii) exercise the Option in accordance with [***], then in each case this Agreement will continue in full force and effect with the following modifications:

(a)                                 Isis will have no further rights or obligations to Develop the Product under the ISIS-SMNRx Development Plan or participate in the JDC, JPC or any other subcommittees or working groups established pursuant to this Agreement, each of which will be disbanded.  Biogen Idec will solely make all decisions that this Agreement would otherwise require or permit the JDC, JPC or any other subcommittees or working groups, or the Parties collectively, to make; provided, however, that Biogen Idec will not have the right to create any obligations or incur any liabilities for or on behalf of Isis;

(b)                                 effective as of the date of Biogen Idec’s notice to Isis electing the alternative remedy provisions of this Section 10.3, Biogen Idec will be deemed for all purposes of this Agreement to have exercised the Option;

(c)                                  Biogen Idec will have and Isis grants, the exclusive license granted to Biogen Idec under Section 4.1.1;

(d)                                 Biogen Idec may exclude Isis from all discussions with Regulatory Authorities regarding Products, except to the extent Isis’ participation is required by a Regulatory Authority or is otherwise reasonably necessary to comply with Applicable Law;

(e)                                  Biogen Idec’s obligation to make further disclosures of Know-How or other information to Isis pursuant to this Agreement (including pursuant to Section 4.5 and Section 5.2.2) will terminate, other than reports required by Section 6.9.1, Section 10.4.3 (if applicable), and as reasonably required to permit Isis to perform its obligations under this Agreement;

(f)                                   Isis will perform its obligations under Section 4.5 with respect to the Product within 60 days of Biogen Idec electing to exercise its alternative remedies under this Section 10.3 or exercising the Option in accordance with [***], and will provide to Biogen Idec and its Third Party contractors all Know-How, assistance, assignments and other support reasonably requested to assist Biogen Idec in assuming complete responsibility for the Development and Manufacture of the Products in an efficient and orderly manner; and

(g)                                 the financial provisions of ARTICLE 6 will be modified as follows:

(i)                                    [***] Payments. Biogen Idec will [***]; and

(ii)                                License Fee. The license fee set forth in Section 6.3 will be [***].  Such [***] will be due within 90 days after [***] and Biogen Idec’s [***].

The milestone provisions of Section 6.4 and the royalty provisions of Section 6.6 will [***].

10.4.                     Consequences of Expiration or Termination of the Agreement.

10.4.1.           In General. If this Agreement expires or is terminated by a Party in accordance with this ARTICLE 10 at any time and for any reason, the following terms will apply to any such expiration or termination:

(a)                                 Return of Information and Materials. The Parties will return (or destroy, as directed by the other Party) all data, files, records and other materials containing or comprising the other Party’s Confidential Information. Notwithstanding the foregoing, the Parties will be permitted to retain one copy of such data, files, records, and other materials for archival and legal compliance purposes.

(b)                                 Perpetual, Royalty-Free Non-Exclusive License. If Biogen Idec has exercised its Option, then upon expiration of the Reduced Royalty Period in all countries in which Products are being or have been sold, Isis will and hereby does grant to Biogen Idec a perpetual, nonexclusive, worldwide, royalty-free, fully paid-up, sublicensable license under the Isis Know-How to Manufacture, Develop and Commercialize any Product.

(c)                                  Accrued Rights. Termination or expiration of this Agreement for any reason will be without prejudice to any rights or financial compensation that will have accrued to the benefit of a Party prior to such termination or expiration. Such termination or expiration will not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement. For purposes of clarification, milestone payments under ARTICLE 6 accrue as of the date the applicable Milestone Event is achieved even if the payment is not due at that time.

(d)                                 Survival. The following provisions of this Agreement will survive the expiration or termination of this Agreement: Section 4.1.2(b) (Effect of Termination on Sublicenses), Section 4.2.2, Section 4.5 (Technology Transfer after Option Exercise) (but only to the extent necessary to satisfy the requirements of Section 10.4.3), Section 6.7 (Reverse Royalty Payments to Biogen Idec for a Discontinued Product), Section 6.9.3 (Records Retention), Section 6.10 (Audits), Section 7.1.1 (Isis Technology and Biogen Idec Technology), Section 7.1.2 (Agreement Technology), Section 8.4 (Disclaimer), Section 9.1 (Indemnification by Biogen Idec), Section 9.2 (Indemnification by Isis), Section 9.3 (Procedure), Section 9.4.1 (Isis’ Insurance Obligations), Section 9.4.2 (Biogen Idec’s Insurance Obligations), Section 9.5 (Limitation of Consequential Damages), Section 10.2.3(b), Section 10.2.7 (Termination for Insolvency), Section 10.4 (Consequences of Expiration or Termination of the Agreement) (except Section 10.4.4 (Remedies Available to Biogen Idec for Isis’ Material Breach After Option Exercise)), ARTICLE 11 (Confidentiality), ARTICLE 12 (Miscellaneous) and APPENDIX 1 (Definitions) (to the extent definitions are embodied in the foregoing listed Articles and Sections).

10.4.2.           Termination Before Option Exercise. If this Agreement expires or is terminated by a Party in accordance with this ARTICLE 10 before Option exercise, then, in addition to the terms set forth in Section 10.4.1, the following terms will apply to any such expiration or termination:

(a)                                 Biogen Idec’s Option under Section 3.1 will expire and Isis will be free to Develop and Commercialize the Product (and any other Compounds) on its own or with a Third Party.

(b)                                 Neither Party will have any further obligations under Section 2.1 of this Agreement.

(c)                                  To the extent requested by Isis, Biogen Idec will promptly (1) assign to Isis any Manufacturing Agreements identified by Isis to which Biogen Idec is a party, and (2) transfer to Isis all data, results and information (including Biogen Idec’s Confidential Information and any regulatory documentation (including drafts)) related to the testing and Clinical Studies under the ISIS-SMNRx Development Plan in the possession of Biogen Idec and its contractors to the extent such data, results and information were generated by or on behalf of Biogen Idec under this Agreement; and Isis will pay all out-of-pocket direct Third Party costs and expenses in transferring such data, results and information together with Biogen Idec’s FTE Cost in transferring such data, results and information.

(d)                                 If this Agreement is terminated by Biogen Idec for convenience prior to Option exercise, Biogen Idec will [***].

(e)                                  Except as explicitly set forth in Section 10.4.1(a), Section 10.4.1(c) or Section 10.4.1(d), Biogen Idec will have no further rights and Isis will have no further obligations with respect to the terminated ISIS-SMNRx Development Plan.

10.4.3.           Termination After Option Exercise. If this Agreement is terminated by a Party in accordance with this ARTICLE 10 after Option exercise, then, in addition to the terms set forth in Section 10.4.1, the following terms will apply to any such termination:

(a)                     The licenses granted by Isis to Biogen Idec under this Agreement will terminate and Biogen Idec, its Affiliates and Sublicensees will cease selling the Product.

(b)                     Neither Party will have any further obligations under Section 2.1 of this Agreement.

(c)                      Except as explicitly set forth in Section 10.4.1(a), Biogen Idec will have no further rights and Isis will have no further obligations with respect to the terminated ISIS-SMNRx Development Plan.

(d)                     If (i) Biogen Idec terminates the Agreement under Section 10.2.1 (Biogen Idec’s Termination for Convenience) or (ii) Isis terminates this Agreement under Section 10.2.4(b) (Isis’ Right to Terminate) or Section 10.2.5 (Remedies for Failure to Use Commercially Reasonable Efforts), then the following additional terms will also apply:

(i)                                    Biogen Idec will grant to Isis a sublicensable, worldwide, exclusive license or sublicense, as the case may be, to all Biogen Idec Technology Controlled by Biogen Idec as of the date of such reversion that Covers the Discontinued Product solely as necessary to Develop, make, have made, use, sell, offer for sale, have sold, import and otherwise Commercialize the Discontinued Product in the Field (such license will be sublicensable by Isis in accordance with Section 4.1.2, mutatis mutandis);

(ii)                                Biogen Idec will assign back to Isis any Product-Specific Patent Rights that relate to the Discontinued Product previously assigned by Isis to Biogen Idec under this Agreement;

(iii)                            Biogen Idec will transfer to Isis for use with respect to the Development and Commercialization of the Discontinued Product, any Know-How data, results, regulatory information, filings, and files in the possession of Biogen Idec as of the date of such reversion that relate solely to such Discontinued Product, and any other information or material specified in Section 4.5;

(iv)                             Biogen Idec will license to Isis any trademarks that are specific to a Discontinued Product solely for use with such Discontinued Product, in accordance with Section 4.1.5, mutatis mutandis; provided, however, that in no event will Biogen Idec have any obligation to license to Isis any trademarks used by Biogen Idec both in connection with the Product and in connection with the sale of any other product or service, including any BIOGEN- or BIOGEN IDEC-formative marks;

(v)                                 Isis will control and be responsible for all aspects of the Prosecution and Maintenance of all Jointly-Owned Program Patents, and Biogen Idec will provide Isis with (and will instruct its counsel to provide Isis with) all of the information and records in Biogen Idec’s and its counsel’s possession related to the Prosecution and Maintenance of such Jointly-Owned Program Patents; provided, however, if Isis intends to abandon any such Jointly-Owned Program Patents without first filing a continuation or substitution, then Isis will notify Biogen Idec of such intention at least 60 days before such Patent Right will become abandoned, and Biogen Idec will have the right, but not the obligation, to assume responsibility for the Prosecution and Maintenance thereof at its own expense with counsel of its own choice; and

(vi)                             Isis will have the obligation to pay royalties to Biogen Idec under Section 6.7 with respect to the Discontinued Product.  Such payments will be governed by the financial provisions in Section 6.9, and the definition of Net Sales will apply to sales of Discontinued Product by Isis, in each case mutatis mutandis.

(e)                      If Isis terminates this Agreement due to Biogen Idec’s material breach or Biogen Idec terminates this Agreement for convenience, upon Isis’ written request pursuant to a mutually agreed supply agreement, Biogen will sell to Isis any bulk API and finished drug Product in Biogen Idec’s possession at the time of such termination, at a price equal to [***].

(f)                       To the extent requested by Isis, Biogen Idec will promptly assign to Isis any Manufacturing Agreements identified by Isis to which Biogen Idec is a party.

10.4.4.           Remedies Available to Biogen Idec for Isis’ Material Breach After Option Exercise.

(a)                                 Termination of Committees and Information Sharing. If, after Option exercise, Isis materially breaches this Agreement and fails to cure such breach within the time periods set forth under Section 10.2.4(a), and Biogen Idec does not wish to terminate this Agreement in its entirety (an “Isis Breach Event”), then, in addition to any other remedies Biogen Idec may have under this Agreement or otherwise, Biogen Idec will have the right to do any or all of the following in Biogen Idec’s discretion:

(i)                                    Terminate Isis’ right to participate in the JDC, JPC and any other subcommittees or working groups established pursuant to this Agreement, each of which will be disbanded;

(ii)                                Terminate Isis’ participation in any ongoing research and development programs under this Agreement and Biogen Idec’s funding obligations associated therewith;

(iii)                            Solely make all decisions required or permitted to be made by such committees or the Parties collectively under this Agreement in connection with the Development and Commercialization of the Product; provided, however, that Biogen Idec will not have the right to create any obligations or incur any liabilities for or on behalf of Isis;

(iv)                             Exclude Isis from all discussions with Regulatory Authorities regarding Products, except to the extent Isis’ participation is required by a Regulatory Authority or is otherwise reasonably necessary to comply with Applicable Law;

(v)                                 Terminate Biogen Idec’s obligation to make further disclosures of Know-How or other information to Isis pursuant to this Agreement, including pursuant to Section 4.5 and Section 5.2.2, other than reports required by Section 6.9.1, Section 10.4.3 (if applicable), and as reasonably required to permit Isis to perform its obligations under this Agreement; and

(vi)                             If Isis has not completed the Development activities that are its responsibility under the ISIS-SMNRX Development Plan, then Biogen Idec may, but will not be obligated to, assume all responsibility for all such Development activities that would have otherwise been Isis’ responsibility under this Agreement.

Isis will cooperate with the foregoing and provide to Biogen Idec and its Third Party contractors all Know-How, assistance, assignments and other support reasonably requested to assist Biogen Idec in assuming complete responsibility for the Development and Manufacture of the Products in an efficient and orderly manner.

(b)                                 Biogen Idec’s Right of Setoff. If there is [***] and Biogen Idec does not wish to [***], then, in addition to any other remedies Biogen Idec may have under this Agreement or otherwise, Biogen Idec may setoff against any amounts owed to Isis pursuant to ARTICLE 6 (Financial Provisions) [***] (the “Setoff Amount”). If Biogen Idec exercises its setoff right under this Section 10.4.4(b), Biogen Idec will provide Isis with a written certificate, signed by Biogen Idec’s Chief Financial Officer, certifying that the amount setoff by Biogen Idec represents [***].  Notwithstanding the foregoing, if Isis notifies Biogen Idec in writing (a “Setoff Dispute Notice”) that it disputes Biogen Idec’s assertion that Isis is in material breach of this Agreement or the amount setoff by Biogen Idec (a “Setoff Dispute”), then (i) both Parties will participate in the dispute resolution process set forth on SCHEDULE 10.4.4(b), and (ii) pending the Parties’ agreement regarding the appropriate setoff (if any) or a determination by the Advisory Panel of the proper amount that Biogen Idec may setoff (if any) in accordance with SCHEDULE 10.4.4(b), Biogen Idec will pay the Setoff Amount into an interest-bearing escrow account established for the purpose at a bank. If the Parties cannot settle their dispute by mutual agreement, then, in accordance with SCHEDULE 10.4.4(b) the Advisory Panel will determine (1) the amount (if any) that Biogen Idec may setoff against future payments to Isis going forward, and (2) whether any portion of the escrow account should be released to Isis or returned to Biogen Idec, provided that any decision or determination by the Advisory Panel (a “Panel Decision”) will not be treated as an arbitral award but will be binding on the Parties until and unless a court of competent jurisdiction (the “Trial Court”) has determined in a judgment regarding some or all of the issues decided in the Panel Decision, and in any Action contemplated by the next sentence hereof the Trial Court will determine the facts and the law de novo, and will give a Panel Decision only such persuasive effect, if any, that after review of all of the facts and the law presented to the Trial Court by the Parties, the Trial Court deems appropriate, provided, that the Escrow Agent will comply with a Panel Decision that determines that any portion of the escrow account should be released to Isis or returned to Biogen Idec. If it is determined in a judgment by the Trial Court that Isis owes Biogen Idec any damages, then, during the pendency of any appeal of the Trial Court’s decision (or, if the Trial Court’s decision is not appealed, until Biogen Idec recoups such amount), Biogen Idec may setoff against any future payments to Isis under this Agreement the amount of any such damages not paid by Isis.  If it is determined in a Trial Court that Biogen Idec has setoff an amount that exceeds the amount of losses, damages and expenses actually incurred by Biogen Idec as a result of Isis’ breach of this Agreement, then Biogen Idec will promptly pay Isis the amount of such excess, plus interest on such amount as provided for in Section 6.12 (Interest on Late Payments), with interest accruing from the time Biogen Idec applied such excess setoff.  If, with respect to a Setoff Dispute, Isis provides a Setoff Dispute Notice to Biogen Idec and Biogen Idec fails to do any of the following: (X) appoint a member of the Advisory Panel to the extent required in Section 2 of SCHEDULE 10.4.4(b); (Y) meet with the Advisory Panel as required in Section 3 of SCHEDULE 10.4.4(b); or (Z) pay the Setoff Amount into an interest-bearing escrow account established for the purpose at a bank, then Biogen Idec will forfeit its right to set off under this Section 10.4.4(b) and SCHEDULE 10.4.4(b) with respect to any and all Setoff Disputes.

ARTICLE 11.
CONFIDENTIALITY

11.1.                     Confidentiality; Exceptions.  Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that, during the Agreement Term and for five years thereafter, the receiving Party (the “Receiving Party”) and its Affiliates will keep confidential and will not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any confidential or proprietary information or materials, patentable or otherwise, in any form (written, oral, photographic, electronic, magnetic, or otherwise) which is disclosed to it by the other Party (the “Disclosing Party”) or its Affiliates or otherwise received or accessed by a Receiving Party in the course of performing its obligations or exercising its rights under this Agreement, including trade secrets, Know-How, inventions or discoveries, proprietary information, formulae, processes, techniques and information relating to the past, present and future marketing, financial, and research and development activities of any product or potential product or useful technology of the Disclosing Party or its Affiliates and the pricing thereof (collectively, “Confidential Information”).

11.2.                     Prior Confidentiality Agreement Superseded. As of the Effective Date, this Agreement supersedes the Confidential Disclosure Agreement executed by Isis and Biogen Idec on February 28, 2011 (including any and all amendments thereto). All information exchanged between the Parties under such Confidential Disclosure Agreement will be deemed Confidential Information hereunder and will be subject to the terms of this ARTICLE 11.

11.3.                     Authorized Disclosure. Except as expressly provided otherwise in this Agreement, a Receiving Party or its Affiliates may use and disclose to Third Parties Confidential Information of the Disclosing Party as follows: (i) solely in connection with the performance of its obligations or exercise of rights granted or reserved in this Agreement under confidentiality provisions no less restrictive than those in this Agreement, provided, that Confidential Information may be disclosed by a Receiving Party to a governmental entity or agency without requiring such entity or agency to enter into a confidentiality agreement; (ii) to the extent reasonably necessary to file or prosecute patent, copyright and trademark applications (subject to Section 11.4 below), complying with applicable governmental regulations, obtaining Approvals, conducting Pre-Clinical Studies or Clinical Studies, marketing the Product, or as otherwise required by applicable law, regulation, rule or legal process (including the rules of the SEC and any stock exchange); provided, however, that if a Receiving Party or any of its Affiliates is required by law or regulation to make any such disclosure of a Disclosing Party’s Confidential Information it will, except where impracticable for necessary disclosures, give reasonable advance notice to the Disclosing Party of such disclosure requirement and will use its reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed; (iii) in communication with actual or potential lenders, investors, merger partners, acquirers, consultants, or professional advisors on a need-to-know basis, in each case under confidentiality provisions no less restrictive than those of this Agreement; (iv) to the extent such disclosure is required to comply with existing expressly stated contractual obligations owed to such Party’s or its Affiliates’ licensor with respect to any intellectual property licensed to the other Party under this Agreement; or (v) as mutually agreed to in writing by the Parties.

11.4.                     Press Release; Publications; Disclosure of Agreement.

11.4.1.           Public Announcements. On or promptly after the Effective Date, the Parties will jointly issue a public announcement of the execution of this Agreement in form and substance mutually agreed by the Parties. Except to the extent required to comply with applicable law, regulation, rule or legal process or as otherwise permitted in accordance with this Section 11.4, neither Party nor such Party’s Affiliates will make any public announcements, press releases or other public disclosures concerning this Agreement or the terms or the subject matter hereof without the prior written consent of the other, which will not be unreasonably withheld, conditioned or delayed.

11.4.2.           Use of Name.  Except as set forth in Section 11.4.9, neither Party will use the other Party’s name in a press release or other publication without first obtaining the prior consent of the Party to be named.

11.4.3.           Notice of Significant Events. Each party will immediately notify (and provide as much advance notice as possible, but at a minimum two Business Days advance notice to) the other Party of any event materially related to the Product (including in such notice any disclosure of starting/stopping of a Clinical Study, clinical data or results, material regulatory discussions, filings, Approval or Biogen Idec’s sales projections) so the Parties may analyze the need for or desirability of publicly disclosing or reporting such event.

11.4.4.           Prior to Option Exercise.  Prior to Option exercise, the Product is the sole property of Isis, and Isis will be free, consistent with its practice with its other compounds and products, to issue press releases, publish, present or otherwise disclose the progress and results regarding the Product to the public; provided, that with respect to any proposed press release or other similar public communication by Isis disclosing regulatory discussions, the efficacy or safety data or clinical results related to the Product, (i) Isis will submit such proposed communication to Biogen Idec for review at least two Business Days in advance of such proposed public disclosure, (ii) Biogen Idec will have the right to review and recommend changes to such communication, and (iii) Isis will in good faith consider any changes that are timely recommended by Biogen Idec.

11.4.5.           After Option Exercise.  After Option exercise, Biogen Idec will be free, consistent with its practice with its other compounds and products, to issue press releases, publish, present or otherwise disclose the progress and results regarding the Product to the public; provided, that with respect to any proposed press release or other similar public communication by Biogen Idec disclosing regulatory discussions, the efficacy or safety data or results related to the Product or Biogen Idec’s sales projections, (i) Biogen Idec will submit such proposed communication to Isis for review at least two Business Days in advance of such proposed public disclosure, (ii) Isis will have the right to review and recommend changes to such communication, and (iii) Biogen Idec will in good faith consider any changes that are timely recommended by Isis.

11.4.6.           Scientific or Clinical Presentations. Regarding any proposed scientific publications or public presentations related to summaries of results from any Clinical Studies generated by Isis or Biogen Idec for the Product, the Parties acknowledge that scientific lead time is a key element of the value of the Product under this Agreement and further agree to use Commercially Reasonable Efforts to control public scientific disclosures of the results of the Development activities under this Agreement to prevent any potential adverse effect of any premature public disclosure of such results. The Parties will establish a procedure for publication review and each Party will first submit to the other Party through the Joint Patent Committee an early draft of all such publications or presentations, whether they are to be presented orally or in written form, at least 45 days prior to submission for publication including to facilitate the publication of any summaries of Clinical Studies data and results as required on the clinical trial registry of each respective Party. Each Party will review such proposed publication in order to avoid the unauthorized disclosure of a Party’s Confidential Information and to preserve the patentability of inventions arising from the ISIS-SMNRx Development Plan.  If, during such 45 day period, the other Party informs such Party that its proposed publication contains Confidential Information of the other Party, then such Party will delete such Confidential Information from its proposed publication. In addition, if at any time during such 45 day period, the other Party informs such Party that its proposed publication discloses inventions made by either Party in the course of the Development under this Agreement that have not yet been protected through the filing of a patent application, or the public disclosure of such proposed publication could be expected to have a material adverse effect on any Patent Rights or Know-How solely owned or Controlled by such other Party, then such Party will either (i) delay such proposed publication for up to 60 days from the date the other Party informed such Party of its objection to the proposed publication, to permit the timely preparation and first filing of patent application(s) on the information involved or (ii) remove the identified disclosures prior to publication.

11.4.7              SEC Filings.  Each Party will give the other Party a reasonable opportunity to review all material filings with the SEC describing the terms of this Agreement prior to submission of such filings, and will give due consideration to any reasonable comments by the non-filing Party relating to such filing.

11.4.8              Subsequent Disclosure. Notwithstanding the foregoing, to the extent information regarding this Agreement or the Product has already been publicly disclosed, either Party (or its Affiliates) may subsequently disclose the same information to the public without the consent of the other Party.

11.4.9              Acknowledgment. Each Party will acknowledge in any press release, public presentation or publication regarding the collaboration or the Product, the other Party’s role in discovering and developing the Product or Discontinued Product, as applicable, that the Product is under license from Isis and otherwise acknowledge the contributions from the other Party, and each Party’s stock ticker symbol (e.g., Nasdaq: ISIS, BIIB). Isis may include the Product (and identify Biogen Idec as its partner for the Product) in Isis’ drug pipeline.

ARTICLE 12.
MISCELLANEOUS

12.1.                     Dispute Resolution.

12.1.1.           Escalation. In the event of any Dispute (other than a Setoff Dispute, which Setoff Dispute will be resolved pursuant to Section 12.1.3, or dispute regarding the construction, validity or enforcement of either Party’s Patents, which disputes will be resolved pursuant to Section 12.2), either Party may, within 30 days after either Party notifies the other Party that the Dispute has not been resolved (provided, that such notice cannot be given less than 30 days after the Dispute has arisen), make a written request that the Dispute be referred for resolution to the Executive Vice President, Business Development of Biogen Idec and the Chief Operating Officer of Isis (the “Executives”).  Within 60 days of either Party’s written request that the Dispute be referred to the Executives, the Executives will meet in person at a mutually acceptable time and location or by means of telephone or video conference to negotiate a settlement of a Dispute.  Each Party may elect to have such Party’s JDC representatives participate in such meeting, if desired, provided that it provides the other Party with reasonable advance notice of such intent so as to enable the other Party to have its JDC representatives also participate in such meeting, if desired.  If the Executives fail to resolve the Dispute within such 60 day period, then the Dispute will be referred to mediation under Section 12.1.2.

12.1.2.           Mediation.  If a Dispute subject to Section 12.1.1 cannot be resolved pursuant to Section 12.1.1, or if neither Party timely makes the written request that the Dispute be referred to the Executives, the Parties will resolve any such Dispute in accordance with the dispute resolution procedures set forth in SCHEDULE 12.1.2.

12.1.3.           Setoff Disputes. Setoff Disputes will be resolved in accordance with Section 10.4.4(b) and SCHEDULE 10.4.4(b).

12.2.                     Governing Law; Jurisdiction; Venue; Service of Process.

12.2.1.           This Agreement and any Dispute will be governed by and construed and enforced in accordance with the laws of the State of Delaware, U.S.A., without reference to conflicts of laws principles.

12.2.2.           Subject to the provisions of Section 12.1, each Party by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the District of Delaware (or, if but only if such court lacks, or will not exercise, subject matter jurisdiction over the entirety of a Dispute, the Court of Chancery of the State of Delaware, or, if but only if such court lacks, or will not exercise, subject matter jurisdiction over the entirety of a Dispute, the Superior Court of the State of Delaware, with respect to the Dispute) for the purpose of any Dispute arising between the Parties in connection with this Agreement (each, an “Action”) and (b) hereby waives to the extent not prohibited by Applicable Law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that venue in the above-named courts is improper, that its property is exempt or immune from attachment or execution, that any such Action brought in the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such courts and (c) hereby agrees not to commence any such Action other than before the above-named courts.  Notwithstanding the previous sentence, a Party may commence any Action in a court other than the above-named court solely for the purpose of enforcing an order or judgment issued by the above-named court.

12.2.3.           Each Party hereby agrees that service of process: (a) made in any manner permitted by Delaware law, or (b) made by overnight express courier service (signature required), prepaid, at its address specified pursuant to Section 12.7, will constitute good and valid service of process in any such Action and (c) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such Action any claim that service of process made in accordance with clause (a) or (b) does not constitute good and valid service of process.

12.3.                     Remedies. Notwithstanding anything to the contrary in this Agreement, each Party will be entitled to seek, in addition to any other right or remedy it may have, at law or in equity, a temporary restraining order or a preliminary injunction, without the posting of any bond or other security, enjoining or restraining the other Party from any violation or threatened violation of this Agreement, and the Parties agree that in the event of a threatened or actual material breach of this Agreement injunctive relief would be appropriate.  Neither Party will be entitled to recover any Losses relating to any matter arising under one provision of this Agreement to the extent that such Party has already recovered Losses with respect to such matter pursuant to other provisions of this Agreement (including recoveries under Section 9.1 or Section 9.2, and the offsets under Section 6.8.3(c)).  Except for the offsets and credits explicitly set forth in Section 6.10, Section 6.8.3(b), Section 6.8.3(d) and Section 10.4.4(b), neither Party will have the right to setoff any amount it is owed or believes it is owed against payments due or payable to the other Party under this Agreement.

12.4.                     Assignment and Successors. Neither this Agreement nor any obligation of a Party hereunder may be assigned by either Party without the consent of the other, which will not be unreasonably withheld, delayed or conditioned, except that each Party may assign this Agreement and the rights, obligations and interests of such Party, in whole or in part, without the other Party’s consent, to any of its Affiliates, to any purchaser of all or substantially all of its assets or all or substantially all of its assets to which this Agreement relates or to any successor corporation resulting from any merger, consolidation, share exchange or other similar transaction; provided, if Biogen Idec transfers or assigns this Agreement to [***] described in this Agreement, then Biogen Idec (or such Affiliate), will [***] due Isis under ARTICLE 6 for the [***] such that Isis receives [***] assignment. In addition, Isis may assign or transfer its rights to receive payments under this Agreement (but no liabilities), without Biogen Idec’s consent, to an Affiliate or to a Third Party in connection with a payment factoring transaction. Any purported assignment or transfer made in contravention of this Section 12.4 will be null and void.

The [***].

To the extent Isis utilizes a [***] in any year, Isis will [***] to Biogen Idec [***]. To assist Biogen Idec in determining when [***] pursuant to the foregoing sentence, beginning with the first Annual tax return for the year in which Biogen Idec [***] payment under this Section 12.4, and each year thereafter (including, for clarity, all years in which Isis utilizes a [***]), Isis will provide Biogen Idec with Isis’ Annual tax returns (federal and state) and, in years in which Isis utilizes [***], supporting documentation for such [***]. Notwithstanding the foregoing, if the [***].

12.5.                     Change of Control.  If, at any time during the Option Period, a Change of Control occurs involving Isis and a Person that, at the time of the consummation of such Change of Control, is developing in human clinical trials or commercializing a Directly Competitive Product within the Field or, at any time after such consummation of the Change of Control, develops or acquires a Directly Competitive Product (such Person being hereinafter referred to as a “Competing Acquirer”) and such Competing Acquirer has not, within [***] of either consummation of the Change of Control in the event the Directly Competitive Product is being developed in human clinical trials or commercialized as of such consummation date or otherwise within [***] of the date of first development or acquisition of such Directly Competitive Product (the “Divestiture Period”) divested itself of the Directly Competitive Product, terminated development and commercialization of such Directly Competitive Product or assigned this Agreement pursuant to Section 12.3 to a Third Party that is not itself developing or commercializing a Directly Competitive Product, then (i) Isis will provide written notice to Biogen Idec of the closing of such Change of Control or Divestiture Period, as applicable, (ii) [***] and (iii) and Biogen Idec will have the right, within [***] following such written notice, to either:

(a)                     if unexercised, exercise the Option by notifying Isis in writing of Biogen Idec’s election to license the Product at a prorated license fee payment as compared to the license fee payment set forth in Section 6.3, based upon the stage of Development of the Product at the time of Change of Control or Divestiture Period, as applicable, which license fee payments are set forth on SCHEDULE 12.5 hereto. If Biogen Idec exercises the Option pursuant to this Section 12.5, Biogen Idec will not be obligated [***]. Upon Biogen Idec’s exercise of its Option pursuant to this Section 12.5(a), Biogen Idec will be deemed to have obtained and Isis will be deemed to have granted the license set forth in Section 4.1.1; or

(b)                     Allow such [***] period to lapse without providing any such notice of election under this Section 12.5, or otherwise provide Isis with written notice within such period electing not to exercise its Option pursuant to Section 12.5(a) above, in either of which cases Isis and Biogen Idec will continue to exercise their rights and perform their respective obligations with respect to the Product under the terms of this Agreement.

Upon Biogen Idec’s exercise of its Option pursuant to Section 12.5(a) above, Isis will carry out its technology transfer obligations pursuant to Section 4.2 with respect to the Product. For the avoidance of doubt, except as set forth in this Section 12.5, all other terms and conditions of this Agreement will apply to any such license granted pursuant to Biogen Idec’s exercise of its rights hereunder.

12.6.                     Force Majeure.  No Party will be held responsible to the other Party nor be deemed to be in default under, or in breach of any provision of, this Agreement for failure or delay in performing any obligation of this Agreement when such failure or delay is due to force majeure, and without the fault or negligence of the Party so failing or delaying. For purposes of this Agreement, force majeure means a cause beyond the reasonable control of a Party, which may include acts of God; acts, regulations, or laws of any government; war; terrorism; civil commotion; fire, flood, earthquake, tornado, tsunami, explosion or storm; pandemic; epidemic and failure of public utilities or common carriers.  In such event the Party so failing or delaying will immediately notify the other Party of such inability and of the period for which such inability is expected to continue. The Party giving such notice will be excused from such of its obligations under this Agreement as it is thereby disabled from performing for so long as it is so disabled for up to a maximum of 90 days, after which time the Parties will negotiate in good faith any modifications of the terms of this Agreement that may be necessary to arrive at an equitable solution, unless the Party giving such notice has set out a reasonable timeframe and plan to resolve the effects of such force majeure and executes such plan within such timeframe.  To the extent possible, each Party will use reasonable efforts to minimize the duration of any force majeure.

12.7.                     Notices.  Any notice or request required or permitted to be given under or in connection with this Agreement will be deemed to have been sufficiently given if in writing and personally delivered or sent by certified mail (return receipt requested), facsimile transmission (receipt verified), or overnight express courier service (signature required), prepaid, to the Party for which such notice is intended, at the address set forth for such Party below:

If to Isis, addressed to:	Isis Pharmaceuticals, Inc.
2855 Gazelle Court
Carlsbad, CA 92010
Attention: Chief Operating Officer
Fax: 760-918-3592

with a copy to:	Isis Pharmaceuticals, Inc.
2855 Gazelle Court
Carlsbad, CA 92010
Attention: General Counsel
Fax: 760-268-4922

If to Biogen Idec, addressed to:	Appleby (Bermuda) Ltd.
Canon’s Court, 22 Victoria Street
Hamilton HM 12
Bermuda
Fax: +1 441 298 3336
Attention: M Tonesan Naa-Lamle Amissah

with a copy to:	Biogen Idec
Landis & Gyr Strasse 3
CH-6300 Zug, Switzerland
Attention: Suzanne Delvaque

or to such other address for such Party as it will have specified by like notice to the other Party; provided that notices of a change of address will be effective only upon receipt thereof.  If delivered personally or by facsimile transmission, the date of delivery will be deemed to be the date on which such notice or request was given.  If sent by overnight express courier service, the date of delivery will be deemed to be the next Business Day after such notice or request was deposited with such service.  If sent by certified mail, the date of delivery will be deemed to be the third Business Day after such notice or request was deposited with the U.S. Postal Service.

12.8.                     Export Clause.  Each Party acknowledges that the laws and regulations of the United States restrict the export and re-export of commodities and technical data of United States origin.  Each Party agrees that it will not export or re-export restricted commodities or the technical data of the other Party in any form without the appropriate United States and foreign government licenses.

12.9.                     Waiver.  Neither Party may waive or release any of its rights or interests in this Agreement except in writing.  The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement will not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition.  No waiver by either Party of any condition or term in any one or more instances will be construed as a continuing waiver or subsequent waiver of such condition or term or of another condition or term.

12.10.              Severability.  If any provision hereof should be held invalid, illegal or unenforceable in any jurisdiction, the Parties will negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties and all other provisions hereof will remain in full force and effect in such jurisdiction and will be liberally construed in order to carry out the intentions of the Parties hereto as nearly as may be possible. Such invalidity, illegality or unenforceability will not affect the validity, legality or enforceability of such provision in any other jurisdiction.

12.11.              Entire Agreement.  This Agreement, together with the Schedules and Appendices hereto, sets forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties and supersedes and terminates all prior agreements and understanding between the Parties. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as set forth herein and therein.  No subsequent alteration, amendment, change or addition to this Agreement will be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.

12.12.              Independent Contractors. Nothing herein will be construed to create any relationship of employer and employee, agent and principal, partnership or joint venture between the Parties.  Each Party is an independent contractor.  Neither Party will assume, either directly or indirectly, any liability of or for the other Party.  Neither Party will have the authority to bind or obligate the other Party and neither Party will represent that it has such authority.

12.13.              Interpretation. Except as otherwise explicitly specified to the contrary, (a) references to a section, exhibit or schedule means a section of, or schedule or exhibit to this Agreement, unless another agreement is specified, (b) the word “including” (in its various forms) means “including without limitation,” (c) the words “shall” and “will” have the same meaning, (d) references to a particular statute or regulation include all rules and regulations thereunder and any predecessor or successor statute, rules or regulation, in each case as amended or otherwise modified from time to time, (e) words in the singular or plural form include the plural and singular form, respectively, (f) references to a particular Person include such Person’s successors and assigns to the extent not prohibited by this Agreement, (g) unless otherwise specified, “$” is in reference to United States dollars, and (h) the headings contained in this Agreement, in any exhibit or schedule to this Agreement and in the table of contents to this Agreement are for convenience only and will not in any way affect the construction of or be taken into consideration in interpreting this Agreement.

12.14.              Books and Records. Any books and records to be maintained under this Agreement by a Party or its Affiliates or Sublicensees will be maintained in accordance with U.S. Generally Accepted Accounting Principles (or any successor standard), consistently applied.

12.15.              Further Actions.  Each Party will execute, acknowledge and deliver such further instruments, and do all such other acts, as may be necessary or appropriate in order to carry out the expressly stated purposes and the clear intent of this Agreement.

12.16.              Construction of Agreement.  The terms and provisions of this Agreement represent the results of negotiations between the Parties and their representatives, each of which has been represented by counsel of its own choosing, and neither of which has acted under duress or compulsion, whether legal, economic or otherwise. Accordingly, the terms and provisions of this Agreement will be interpreted and construed in accordance with their usual and customary meanings, and each of the Parties hereto hereby waives the application in connection with the interpretation and construction of this Agreement of any rule of law to the effect that ambiguous or conflicting terms or provisions contained in this Agreement will be interpreted or construed against the Party whose attorney prepared the executed draft or any earlier draft of this Agreement.

12.17.              Supremacy.  In the event of any express conflict or inconsistency between this Agreement and any Schedule or Appendix hereto, the terms of this Agreement will apply. The Parties understand and agree that the Schedules and Appendices hereto are not intended to be the final and complete embodiment of any terms or provisions of this Agreement, and are to be updated from time to time during the Agreement Term, as appropriate and in accordance with the provisions of this Agreement.

12.18.              Counterparts. This Agreement may be signed in counterparts, each of which will be deemed an original, notwithstanding variations in format or file designation which may result from the electronic transmission, storage and printing of copies of this Agreement from separate computers or printers.  Facsimile signatures and signatures transmitted via electronic mail in PDF format will be treated as original signatures.

12.19.              Compliance with Laws. Each Party will, and will ensure that its Affiliates and Sublicensees will, comply with all relevant laws and regulations in exercising its rights and fulfilling its obligations under this Agreement.

[SIGNATURE PAGE FOLLOWS]

* - * - * - *

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their representatives thereunto duly authorized as of the Effective Date.

BIOGEN IDEC INTERNATIONAL HOLDING LTD

By:	/s/ M. Tonesan N. Amissah
Name:	M. Tonesan N. Amissah
Title:	Director, Biogen Idec International Holding Ltd.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their representatives thereunto duly authorized as of the Effective Date.

ISIS PHARMACEUTICALS, INC.

By:	/s/ B. Lynne Parshall
Name:	B. Lynne Parshall
Title:	Chief Operating Officer and
Chief Financial Officer

List of Appendices and Schedules

APPENDIX 1 — Definitions

APPENDIX 2 — ISIS-SMNRx Development Plan

APPENDIX 3 — Development Candidate Checklist

SCHEDULE 1.2.1 — JDC Governance

SCHEDULE 1.2.2(a) — Other Potential Development Activities for Consideration

SCHEDULE 1.2.6 — Alliance Management Activities

SCHEDULE 1.5.2 — Isis’ Fully Absorbed Cost of Goods Methodology

SCHEDULE 5.1.1 — Specific Performance Milestone Events

SCHEDULE 6.6.2(f) — Royalty Calculation Examples

SCHEDULE 6.6.2(g) — Allocation of Net Sales

SCHEDULE 6.8.1 — Isis In-License Agreements

SCHEDULE 8.2.6(a) — Isis Core Technology Patents

SCHEDULE 8.2.6(b) — Isis Manufacturing and Analytical Patents

SCHEDULE 8.2.6(c) — Isis Product-Specific Patents

SCHEDULE 8.2.9 — Prior Agreements

SCHEDULE 10.4.4(b) — Advisory Panel Regarding Setoff Disputes

SCHEDULE 12.1.2 — Mediation

SCHEDULE 12.5 — Applicable License Fee Payments in Change of Control

APPENDIX 1

DEFINITIONS

For purposes of this Agreement, the following capitalized terms will have the following meanings:

“Additional Core IP” means Third Party intellectual property that is necessary to [***]. For clarity, Additional Core IP does not include any Patent Rights claiming (or intellectual property related to) [***].

“Additional Development Plan Costs” means [***].

“Advisory Panel” has the meaning in SCHEDULE 10.4.4(b) of this Agreement.

“Affiliate” of an entity means any corporation, firm, partnership or other entity which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with a Party to this Agreement. An entity will be deemed to control another entity if it (i) owns, directly or indirectly, at least 50% of the outstanding voting securities or capital stock (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of such other entity, or has other comparable ownership interest with respect to any entity other than a corporation; or (ii) has the power, whether pursuant to contract, ownership of securities or otherwise, to direct the management and policies of the entity. For clarity, Regulus Therapeutics Inc. will not be deemed an “Affiliate” of Isis for the purposes of this Agreement under any circumstances.

“Agreement” has the meaning set forth in the Preamble of this Agreement.

“Agreement Term” has the meaning set forth in Section 10.1.

“Alliance Manager” has the meaning set forth in Section 1.2.6.

“ANDA” means an Abbreviated New Drug Application and all amendments and supplements thereto filed with the FDA, or the equivalent application filed with any equivalent agency or governmental authority outside the U.S. (including any supra-national agency such as the EMA in the EU).

“Annual” means the period covering a Calendar Year or occurring once per Calendar Year, as the context requires.

“API” means the bulk active pharmaceutical ingredient manufactured in accordance with cGMP for the Product.

“Applicable Law” or “Law” means all applicable laws, statutes, rules, regulations and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, agency or other body, domestic or foreign, including any applicable rules, regulations, guidelines, or other requirements of the Regulatory Authorities that may be in effect from time to time.

“Approval” means, with respect to the Product in any regulatory jurisdiction, approval from the applicable Regulatory Authority sufficient for the manufacture, distribution, use, marketing and sale of the Product in such jurisdiction in accordance with Applicable Laws. In jurisdictions where the applicable Regulatory Authority sets the pricing or reimbursement authorizations necessary for the general marketing and sale of the Product in the marketplace, Approval will not be deemed to have occurred if the final approval to market and sell the Product is being withheld because Biogen Idec (or its Affiliate or Sublicensee) and the Regulatory Authority have not yet determined pricing or reimbursement even if all other approvals, licenses, registrations or authorizations necessary for marketing, sale or use of the Product in such jurisdiction have been obtained.  “Approval” does not include authorization by a Regulatory Authority to conduct named patient, compassionate use or other similar activities.

“ASO” means a single-stranded oligonucleotide compound, or analog, variant, mimic, or mimetic thereof, having a sequence that is at least six bases long and that modulates expression or splicing of a gene target via the binding, partially or wholly, of such compound to the RNA of such gene target.

“Audit Report” has the meaning set forth in Section 6.10.

“Bankruptcy Code” has the meaning set forth in Section 10.2.7(b).

“Biogen Idec” has the meaning set forth in the Preamble of this Agreement.

“Biogen Idec’s FTE Cost” means the FTE Rate applicable to Biogen Idec, multiplied by the applicable number of FTEs.

“Biogen Idec Full Royalty” has the meaning set forth in Section 6.6.1.

“Biogen Idec Know-How” means any Know-How owned, used, developed by, or licensed to Biogen Idec or its Affiliates, in each case to the extent Controlled by Biogen Idec or its Affiliates on the Effective Date or at any time during the Agreement Term, but specifically excluding the Biogen Idec Program Know-How.

“Biogen Idec Patents” means any Patent Rights included in the Biogen Idec Technology.

“Biogen Idec Product-Specific Patents” means all Product-Specific Patents owned, used, developed by, or licensed to Biogen Idec or its Affiliates, in each case to the extent Controlled by Biogen Idec or its Affiliates on the Effective Date or at any time during the Agreement Term.

“Biogen Idec Program Know-How” has the meaning set forth in Section 7.1.2.

“Biogen Idec Program Patents” has the meaning set forth in Section 7.1.2.

“Biogen Idec Program Technology” has the meaning set forth in Section 7.1.2.

“Biogen Idec-Prosecuted Patents” has the meaning set forth in Section 7.2.4.

“Biogen Idec Reduced Royalty” has the meaning set forth in Section 6.6.2(c).

“Biogen Idec Supported Pass-Through Costs” means [***].

“Biogen Idec Technology” means the Biogen Idec Program Technology, Jointly-Owned Program Technology, Biogen Idec Product-Specific Patents and any trademarks described in Section 4.1.5, owned, used, developed by, or licensed to Biogen Idec or its Affiliates that is necessary or useful to Develop, register, Manufacture or Commercialize the Product.

“Biogen-Initiated Changes” means any changes (including number of subjects, duration of dosing, additional studies, additional endpoints, additional analysis, etc.) to the ISIS-SMNRx Development Plan that are requested by Biogen Idec (including any changes required by a Regulatory Authority).

“Breaching Party” means the Party that is believed by the Non-Breaching Party to be in material breach of this Agreement.

“Business Day” means any day other than a Saturday or Sunday on which banking institutions in New York, New York are open for business.

“Calendar Quarter” means a period of three consecutive months ending on the last day of March, June, September, or December, respectively, and will also include the period beginning on the Effective Date and ending on the last day of the Calendar Quarter in which the Effective Date falls.

“Calendar Year” means a year beginning on January 1 (or, with respect to 2012, the Effective Date) and ending on December 31.

“cGMP” means current Good Manufacturing Practices as specified in the United States Code of Federal Regulations, ICH Guideline Q7A, or equivalent laws, rules, or regulations of an applicable Regulatory Authority at the time of manufacture.

“Change of Control” means, with respect to a Party, (a) a merger or consolidation of such Party with a Third Party which results in the voting securities of such Party outstanding immediately prior thereto ceasing to represent at least 50% of the combined voting power of the surviving entity immediately after such merger or consolidation, (b) a transaction or series of related transactions in which a Third Party, together with its Affiliates, becomes the owner of 50% or more of the combined voting power of the outstanding securities of such Party, (c) the sale or other transfer to a Third Party of all or substantially all of such Party’s business to which the subject matter of this Agreement relates, or (d) the stockholders or equity holders of such Party will approve a plan of complete liquidation of such Party or an agreement for the sale or disposition by such Party of all or a substantial portion of such Party’s assets, other than pursuant to the transaction as described above or to an Affiliate. Notwithstanding the foregoing, the sale or issuance of shares in exchange for cash for purposes of a bona fide financing will not constitute a Change of Control.

“Claims” has the meaning set forth in Section 9.1.

“Clinical Study” or “Clinical Studies” means a Phase 1 Trial, Phase 2 Trial, Phase 3 Trial or Phase 4 Trial, or such other study in humans that is conducted in accordance with good clinical practices and is designed to generate data in support or maintenance of an NDA, MAA or other similar marketing application.

“Clinical Supplies” has the meaning set forth in Section 1.5.1.

“CMO” means a Third Party contract manufacturer Manufacturing API or finished drug Product for any purpose under this Agreement.

“CMO List” has the meaning set forth in Section 1.5.1.

“Combination Product” has the meaning set forth in Section 6.6.1(c).

“Commercial Supplies” has the meaning set forth in Section 1.5.1.

“Commercialize,” “Commercialization” or “Commercializing” means any and all activities directed to marketing, promoting, detailing, distributing, importing, having imported, exporting, having exported, selling or offering to sell the Product following receipt of Approval for the

Product in the applicable country, including conducting pre-and post-Approval activities, including studies reasonably required to increase the market potential of the Product and studies to provide improved formulation and Product delivery, and launching and promoting the Product in each country.

“Commercializing Party” means (a) Biogen Idec, with respect to the Product that is being Developed and Commercialized by or on behalf of Biogen Idec, its Affiliates or Sublicensees hereunder, and (b) Isis, with respect to a Discontinued Product that is being Developed and Commercialized by or on behalf of Isis, its Affiliates or Sublicensees hereunder.

“Commercially Reasonable Efforts” means the carrying out of discovery, research, development or commercialization activities using good-faith commercially reasonable and diligent efforts that the applicable Party would reasonably devote to a compound or product of similar market potential or profit potential at a similar stage in development or product life resulting from its own research efforts, based on conditions then prevailing and taking into account, without limitation, issues of safety and efficacy, regulatory authority-approved labeling, product profile, the competitiveness of alternative products in the marketplace, the likely timing of the product’s entry into the market, the patent and other proprietary position, the likelihood of Approval and other relevant scientific, technical and commercial factors.  Without limiting any of the foregoing, Commercially Reasonable Efforts as it applies to Biogen Idec’s Development or Commercialization of the Product hereunder includes the use of Commercially Reasonable Efforts to perform the “General Activities” described in SCHEDULE 5.1.1, and Commercially Reasonable Efforts as it applies to Isis’ Development of the Product hereunder includes use of Commercially Reasonable Efforts to adhere to the activities and timelines set forth in the ISIS-SMNRX Development Plan.

“Competing Acquirer” has the meaning set forth in Section 12.5.

“Competitive Infringement” has the meaning set forth in Section 7.5.1.

“Compound” means any ASO that is designed to bind to the RNA that encodes SMN, where such ASO is discovered by Isis prior to or in the performance of the ISIS-SMNRx Development Plan, including the Compound known as ISIS 396443.

“Confidential Information” has the meaning set forth in Section 11.1. “Confidential Information” does not include information that:

(a)                                 was in the lawful knowledge and possession of the Receiving Party or its Affiliates prior to the time it was disclosed to, or learned by, the Receiving Party or its Affiliates, or was otherwise developed independently by the Receiving Party or its Affiliates, as evidenced by written records kept in the ordinary course of business, or other documentary proof of actual use by the Receiving Party or its Affiliates;

(b)                                 was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party or its Affiliates;

(c)                                  became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party or its Affiliates in breach of this Agreement; or

(d)                                 was disclosed to the Receiving Party or its Affiliates, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party or its Affiliates not to disclose such information to others.

“Conflicting Patent Right” has the meaning set forth in Section 7.2.4(c).

“Control” or “Controlled” means possession of the ability to grant a license or sublicense hereunder without violating the terms of any agreement with any Third Party; provided, however, that if a Party has a right to grant a license or sublicense, with respect to an item of intellectual property to the other Party only upon payment of compensation (including milestones or royalties) to a Third Party (“Third Party Compensation”) (other than Isis Supported Pass-Through Costs in the case of Isis, and other than Biogen Idec Supported Pass-Through Costs in the case of Biogen Idec), then the first Party will be deemed to have “Control” of the relevant item of intellectual property only if the other Party agrees to bear the cost of such Third Party Compensation. Notwithstanding anything to the contrary under this Agreement, with respect to any Third Party that becomes an Affiliate of a Party after the Effective Date (including a Third Party acquirer), no intellectual property of such Third Party will be included in the licenses granted hereunder by virtue of such Third Party becoming an Affiliate of such Party.

“Cover,” “Covered” or “Covering” means, with respect to a patent, that, but for rights granted to a Person under such patent, the act of making, using or selling by such Person would infringe a Valid Claim included in such patent, or in the case of a patent that is a patent application, would infringe a Valid Claim in such patent application if it were to issue as a patent.

“CREATE Act” means the Cooperative Research and Technology Enhancement Act of 2004, 35 U.S.C. § 103(c)(2)-(c)(3).

“CS1 Study” means the Clinical Study identified in the ISIS-SMNRx Development Plan as the “CS1” study or the “CS-1” study.

“CS2 Study” means the Clinical Study identified in the ISIS-SMNRx Development Plan as the “CS2” study or the “CS-2” study.

“CS3 Study” means the Clinical Study identified in the ISIS-SMNRx Development Plan as the “CS3” study or the “CS-3” study.

“CS4 Study” means the Clinical Study identified in the ISIS-SMNRx Development Plan as the “CS4” study or the “CS-4” study.

“CSHL” means the Cold Spring Harbor Laboratory.

“Deficiency Notice” has the meaning set forth in Section 3.1.2.

“Develop,” “Developing” or “Development” means with respect to the Product, any and all discovery, characterization, or preclinical, clinical, or regulatory activity with respect to the Product to seek Approval (including the submission of all necessary filings with applicable Regulatory Authorities to support such preclinical and clinical activities and Approval), including human clinical trials conducted after Approval of the Product to seek Approval for additional indications for the Product.

“Development Candidate Data Package” means, with respect to a [***], the [***]; provided such package contains the [***].  The checklist Isis uses as of the Effective Date when reviewing potential development candidates for approval is attached hereto as APPENDIX 3.

“Diagnostic Option” has the meaning set forth in Section 3.2.1.

“Directly Competitive Product” means any product, other than the Product, that is designed to bind to the RNA that encodes SMN.

“Disclosing Party” has the meaning set forth in Section 11.1.

“Discontinued Product” means the Product upon termination of this Agreement.

“Dispute” means any dispute arising between the Parties relating to, arising out of or in any way connected with this Agreement or any term or condition hereof, or the performance by either Party of its obligations hereunder, whether before or after termination of this Agreement that cannot be resolved by the Parties.

“Divestiture Period” has the meaning set forth in Section 12.5.

“DOJ” has the meaning set forth in Section 3.1.4(a).

“Effective Date” has the meaning set forth in the Preamble of this Agreement.

“EMA” means the European Medicines Agency and any successor entity thereto.

“Estimated Lock Date” has the meaning set forth in Section 3.1.1.

“European Union” or “EU” means each and every country or territory that is officially part of the European Union.

“Excluded Payments” means (i) royalty or profit sharing payments, or any other type of payment based on periodic sales of a Product; (ii) payments made in consideration of Isis’ or Isis’ Affiliate’s equity or debt securities at fair market value; (iii) payments made to pay for or reimburse Isis or Isis’ Affiliate for the fully-burdened cost of research and development; (iv) payments made to pay for or reimburse Isis or Isis’ Affiliate for the cost of prosecuting, maintaining or defending Patent Rights; and (v) payments made to Isis or Isis’ Affiliate to pass-through to a Third Party in satisfaction of a payment obligation Isis or Isis’ Affiliate has to such Third Party.

“Executives” has the meaning set forth in Section 12.1.1.

“FDA” means the United States Food and Drug Administration and any successor entity thereto.

“Field” means the prophylactic or therapeutic use or form of administration of the Product for any indication.

“First Commercial Sale” means the first sale of the Product by Biogen Idec, its Affiliate or its Sublicensee to a Third Party in a particular country after Approval of the Product has been obtained in such country.

“Follow-On Agreement” has the meaning set forth in Section 2.1.2.

“Follow-On Compound” means any ASO that is designed to bind to the RNA that encodes SMN discovered by or on behalf of Isis following exercise of the Option by Biogen Idec.

“Follow-On Interest Notice” has the meaning set forth in Section 2.1.2(a).

“Follow-On Negotiation Notice” has the meaning set forth in Section 2.1.2.

“FTC” has the meaning set forth in Section 3.1.4(a).

“FTE” means a total of 47 weeks or 1880 hours per year of work on the Development, Manufacturing or Commercialization of a Product carried out by employees of a Party having the appropriate relevant expertise to conduct such activities.

“FTE Rate” means $[***] for the Calendar Year 2012. The FTE Rate will be increased each Calendar Year thereafter by the [***].

“Full Royalty Period” has the meaning set forth in Section 6.6.2.

“Fully Absorbed Cost of Goods” means the costs incurred by Isis as determined using the methodology set forth in SCHEDULE 1.5.2 fairly applied and as employed on a consistent basis throughout Isis’ operations.

“Generic Product” means one or more Third Party product(s) (i) having the same active pharmaceutical ingredient as the Product and for which in the U.S. an ANDA has been filed naming the Product as the reference listed drug or outside of the U.S., an equivalent process where bioequivalence to the Product has been asserted, and (ii) such Third Party product(s) when taken in the aggregate have a market share (measured in number of prescriptions with the numerator of such fractional share being such Third Party product(s) taken in the aggregate, and the denominator being the total of such Third Party product(s) taken in the aggregate plus the Product taken in the aggregate, as provided by IMS) during the applicable Calendar Quarter in such country of at least [***]%.

“GLP” means the then-current good laboratory practice standards promulgated or endorsed by the FDA as defined in 21 C.F.R. Part 58, and comparable foreign regulatory standards.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“HSR Clearance” means all applicable waiting periods under the HSR Act with respect to the transactions contemplated under this Agreement have expired or have been terminated.

“HSR Clearance Date” means the earliest date on which the Parties have actual knowledge that all applicable waiting periods under the HSR Act with respect to the transactions contemplated under this Agreement have expired or have been terminated.

“HSR Filing” means filings by Biogen Idec and Isis with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice of a Notification and Report Form for Certain Mergers and Acquisitions (as that term is defined in the HSR Act) with respect to the matters set forth in this Agreement, together with all required documentary attachments thereto.

“HSR Termination Royalty” has the meaning set forth in Section 10.2.3(b)(ii).

“Incremental Tax Cost” has the meaning set forth in Section 12.4.

“IND” means an Investigational New Drug Application (as defined in the Food, Drug and Cosmetic Act, as amended) filed with the FDA or its foreign counterparts.

“Indemnitee” has the meaning set forth in Section 9.3.

“Initiation” means, with respect to any Clinical Study, dosing of the first human subject in such Clinical Study.

“Integrated Development Plan” or “IDP” has the meaning set forth in Section 5.1.2.

“ISIS 396443” means the Compound having the following sequence and chemistry: 5’-MeUMeCAMeCMeUMeUMeUMeCAMeUAAMeUGMeCMeUGG-3.’ All 18 of the sugar residues (underlined) are 2-O-(2-methoxyethyl) ribose (2-MOE nucleosides).  All of the cytosine bases are methylated at the 5-position (5-methylcytosine). Each of the 17 internucleoside linkages is a 3-O to 5-O phosphorothioate diester.  It should be noted that 2-O-(2-methoxyethyl)-5-methyluridine (2-MOE (Me)U) nucleosides are sometimes referred to as 2-O-(2-methoxyethyl) ribothymidine (2-MOE T).

“Isis” has the meaning set forth in the Preamble of this Agreement.

“Isis Breach Event” has the meaning set forth in Section 10.4.4(a).

“Isis Core Technology Patents” means all Patent Rights owned, used, developed by, or licensed to Isis or its Affiliates, in each case to the extent Controlled by Isis or its Affiliates on the Effective Date or at any time during the Agreement Term, claiming subject matter generally applicable to ASOs, other than Isis Product-Specific Patents or Isis Manufacturing and Analytical Patents. A list of Isis Core Technology Patents as of the Effective Date is set forth on SCHEDULE 8.2.6(a) attached hereto.

“Isis In-License Agreements” has the meaning set forth in Section 6.8.1(a).

“Isis Internal ASO Safety Database” has the meaning set forth in Section 5.2.2.

“Isis Know-How” means any Know-How, including any Jointly-Owned Program Know-How and Isis Program Know-How, owned, used, developed by, or licensed to Isis or its Affiliates, in each case to the extent Controlled by Isis or its Affiliates on the Effective Date or at any time during the Agreement Term. Isis Know-How does not include the Isis Manufacturing and Analytical Know-How.

“Isis Manufacturing and Analytical Know-How” means Know-How, including Jointly-Owned Program Know-How, that relates to the synthesis or analysis of the Product regardless of sequence or chemical modification, owned, used, developed by, or licensed to Isis or its Affiliates, in each case to the extent Controlled by Isis or its Affiliates on the Effective Date or at any time during the Agreement Term. Isis Manufacturing and Analytical Know-How does not include the Isis Know-How.

“Isis Manufacturing and Analytical Patents” means Patent Rights, including Jointly-Owned Program Patents, that claim methods and materials used in the synthesis or analysis of the Product regardless of sequence or chemical modification, owned, used, developed by, or licensed to Isis or its Affiliates, in each case to the extent Controlled by Isis or its Affiliates on the Effective Date or at any time during the Agreement Term. A list of Isis Manufacturing and

Analytical Patents as of the Effective Date is set forth on SCHEDULE 8.2.6(b) attached hereto. Isis Manufacturing and Analytical Patents do not include the Isis Product-Specific Patents or the Isis Core Technology Patents.

“Isis Product-Specific Patents” means all Product-Specific Patents, in each case to the extent Controlled by Isis or its Affiliates on the Effective Date or at any time during the Agreement Term. A list of Isis Product-Specific Patents as of the Effective Date is set forth on SCHEDULE 8.2.6(c) attached hereto.

“Isis Program Know-How” has the meaning set forth in Section 7.1.2.

“Isis Program Patents” has the meaning set forth in Section 7.1.2.

“ISIS-SMNRx Development Plan” means the development plan attached hereto as APPENDIX 2.

“Isis Supported Pass-Through Costs” means [***].

“Japan NDA” or “JNDA” means the Japanese equivalent of an NDA filed with the Koseisho (i.e., the Japanese Ministry of Health and Welfare, or any successor agency thereto).

“JDC” has the meaning set forth in Section 1.2.1.

“JNDA Approval” means the Approval of a JNDA by the Koseisho (i.e., the Japanese Ministry of Health and Welfare, or any successor agency thereto) for the applicable Product in Japan.

“Joint Patent Committee” or “JPC” has the meaning set forth in Section 7.1.3.

“Jointly-Owned Program Know-How” has the meaning set forth in Section 7.1.2.

“Jointly-Owned Program Patents” has the meaning set forth in Section 7.1.2.

“Jointly-Owned Program Technology” has the meaning set forth in Section 7.1.2.

“Know-How” means inventions, technical information, know-how and materials, including technology, data, compositions, formulas, biological materials, assays, reagents, constructs, compounds, discoveries, procedures, processes, practices, protocols, methods, techniques, results of experimentation or testing, knowledge, trade secrets, skill and experience, in each case whether or not patentable or copyrightable.

“Lead Party” has the meaning set forth in Section 7.4.1.

“Licensed Know-How” means Isis Manufacturing and Analytical Know-How, and Isis Know-How. For clarity, Licensed Know-How does not include any Know-How covering formulation technology or delivery devices.

“Licensed Patents” means the Isis Product-Specific Patents, Isis Core Technology Patents, Isis Manufacturing and Analytical Patents and Isis’ interest in Jointly-Owned Program Patents. For clarity, Licensed Patents do not include any Patent Rights claiming formulation technology or delivery devices unless such Patent Rights are included in the Jointly-Owned Program Patents.

“Licensed Technology” means any and all Licensed Patents, Licensed Know-How, and any trademarks described in Section 4.1.5, to the extent necessary or useful to Develop, register, Manufacture or Commercialize the Product.

“Losses” has the meaning set forth in Section 9.1.

“MAA” means a marketing authorization application filed with the EMA after completion of Clinical Studies to obtain Approval for the Product under the centralized European filing procedure or, if the centralized EMA filing procedure is not used, filed using the applicable procedures in any European Union country.

“MAA Approval” means the Approval of an MAA by the EMA for the Product in any country in the EU.

“Major Market” means any of the following countries: the United States, Japan, the United Kingdom, Germany, France, Italy and Spain.

“Manufacture” or “Manufactured” or “Manufacturing” means any activity involved in or relating to the manufacturing, quality control testing (including in-process, release and stability testing), releasing or packaging, for pre-clinical and clinical purposes, of API or the Product in finished form.

“Manufacturing Agreement” has the meaning set forth in Section 1.5.2.

“Manufacturing License” has the meaning set forth in Section 1.5.2.

“Milestone Event” means a Pre-Licensing Milestone Event or a Post-Licensing Milestone Event, as the case may be.

“Minimum Third Party Payments” means [***].

“NDA” means a New Drug Application filed with the FDA after completion of Clinical Studies to obtain Approval for the Product in the United States.

“NDA Approval” means the Approval of an NDA by the FDA for the Product in the U.S.

“Negotiation Period” has the meaning set forth in Section 2.1.2.

“Net Sales” means the gross amount billed or invoiced on sales of the Product by Biogen Idec, its Affiliates and Sublicensees, less the following: (a) customary trade, quantity, or cash discounts to non-affiliated brokers or agents to the extent actually allowed and taken; (b) amounts repaid or credited by reason of rejection or return; (c) to the extent separately stated on purchase orders, invoices, or other documents of sale, any taxes or other governmental charges levied on the production, sale, transportation, delivery, or use of the Product which is paid by or on behalf of Isis; and (d) outbound transportation costs prepaid or allowed and costs of insurance in transit.

In any transfers of the Product between Biogen Idec, its Affiliates and Sublicensees, Net Sales are calculated based on the final sale of the Product to an independent Third Party. If Biogen Idec, its Affiliate or a Sublicensee receives non-monetary consideration for the Product, Net Sales are calculated based on the fair market value of that consideration. If Biogen Idec, its Affiliates or Sublicensees uses or disposes of the Product in the provision of a commercial service, the Product is sold and the Net Sales are calculated based on the sales price of the Product to an independent Third Party during the same royalty period or, in the absence of sales, on the fair market value of the Product as determined by the Parties in good faith. Net Sales shall not include any transfers of supplies of the applicable Product for (i) use in clinical trials, pre-clinical studies or other research or development activities, or (ii) a bona fide charitable purpose; or (iii) a commercially reasonable sampling program.

“New Third Party Licenses” has the meaning set forth in Section 8.3.2.

“Non-Breaching Party” means the Party that believes the Breaching Party is in material breach of this Agreement.

“Option” has the meaning set forth in Section 3.1.3.

“Option Deadline” has the meaning set forth in Section 3.1.3.

“Option Period” has the meaning set forth in Section 2.1.1(a).

“Other Pre-Option Activities” has the meaning set forth in Section 1.5.3.

“Other Pre-Option Costs” has the meaning set forth in Section 1.5.3.

“Panel Decision” has the meaning set forth in Section 10.4.4(b).

“Party” or “Parties” means Biogen Idec and Isis individually or collectively.

“Patent Costs” means the reasonable fees and expenses paid to outside legal counsel, and filing, maintenance and other reasonable out-of-pocket expenses paid to Third Parties, incurred in connection with the Prosecution and Maintenance of Patent Rights.

“Patent Rights” means (a) patents, patent applications and similar government-issued rights protecting inventions in any country or jurisdiction however denominated, (b) all priority applications, divisionals, continuations, substitutions, continuations-in-part of and similar applications claiming priority to any of the foregoing, and (c) all patents and similar government-issued rights protecting inventions issuing on any of the foregoing applications, together with all registrations, reissues, renewals, re-examinations, confirmations, supplementary protection certificates, and extensions of any of (a), (b) or (c).

“Permitted Licenses” means (1) licenses granted by Isis before or after the Effective Date to any Third Party under the Isis Core Technology Patents, the Isis Manufacturing and Analytical Patents, or the Isis Manufacturing and Analytical Know-How (but not under the Isis Product-Specific Patents) to (a) use oligonucleotides (or supply oligonucleotides to end users) solely to conduct pre-clinical research, or (b) enable such Third Party to manufacture or formulate oligonucleotides, where (i) such Third Party is primarily engaged in providing contract manufacturing or services and is not primarily engaged in drug discovery, development or commercialization of therapeutics; and (ii) Isis does not assist such Third Party to identify, discover or make a Compound or Product; and (2) material transfer agreements with academic collaborators or non-profit institutions solely to conduct noncommercial research.

“Person” will mean any corporation, limited or general partnership, limited liability company, joint venture, trust, unincorporated association, governmental body, authority, bureau or agency, any other entity or body, or an individual.

“Pharmacovigilance Agreement” has the meaning set forth in Section 5.2.1.

“Phase 1 Trial” means either (i) the CS1 Study, or (ii) the CS2 Study.

“Phase 1 Trial Design” means the Phase 1 Trial design set forth in the ISIS-SMNRx Development Plan, which may be amended from time to time during the Agreement Term as mutually agreed in writing by the Parties (in consultation with the JDC).

“Phase 2 Trial” means a Clinical Study that is intended to explore the feasibility, safety, dose ranging or efficacy of such product, that is prospectively designed to generate sufficient data (if successful) to commence a Phase 3 Clinical Trial (or foreign equivalent) of such product, as further defined in 21 C.F.R. 312.21(b) or the corresponding regulation in jurisdictions other than the United States.  A “Phase 2 Trial” includes a PoC Trial.

“Phase 3 Trial” means as to a specific pharmaceutical product, a pivotal Clinical Study in humans performed to gain evidence with statistical significance of the efficacy of such product in a target population, and to obtain expanded evidence of safety for such product that is needed to evaluate the overall benefit-risk relationship of such product, to form the basis for approval of an NDA by a Regulatory Authority and to provide an adequate basis for physician labeling, as described in 21 C.F.R. 312.21(c), as amended from time to time, or the corresponding regulation in jurisdictions other than the United States.

“Phase 4 Trial” means (a) any Clinical Study conducted to satisfy a requirement of a Regulatory Authority in order to maintain a Regulatory Approval or (b) any Clinical Study conducted after the first Regulatory Approval in the same disease state for which a Product received Regulatory Approval other than for purposes of obtaining Regulatory Approval .

“PoC Data Package” means, with respect to the Product, [***], (iv) copies of all filings submitted to Regulatory Authorities regarding the Product, (v) a summary of the patent status relating to the Product, and (vi) a summary of any Third Party Obligations Isis believes relate to the Product.

“PoC Trial” means (A) either (i) the CS3 Study, or (ii) the CS4 Study, which achieves the [***] as set forth in the ISIS-SMNRx Development Plan for such Clinical Study, or (B) both the CS3 Study and the CS4 Study, irrespective of whether any such Clinical Studies [***] as set forth in the ISIS-SMNRx Development Plan for such Clinical Studies.

“PoC Trial Completion Notice” has the meaning set forth in Section 3.1.2.

“PoC Trial Designs” means the PoC Trial designs set forth in the ISIS-SMNRx Development Plan, which may be amended from time to time during the Agreement Term as mutually agreed in writing by the Parties (in consultation with the JDC).

“Post-Licensing Milestone Event” has the meaning set forth in Section 6.4.

“Pre-Clinical Studies” means in vitro and in vivo studies of the Product, not in humans, including those studies conducted in whole animals and other test systems, designed to determine the toxicity, bioavailability, and pharmacokinetics of the Product and whether the Product has a desired effect.

“Pre-Licensing Milestone Event” has the meaning set forth in Section 6.2.

“Prior Agreements” means the agreements listed on SCHEDULE 8.2.9 attached hereto.

“Proceeding” means an action, suit or proceeding.

“Product” means a finished drug product containing a Compound as an active pharmaceutical ingredient.

“Product-Specific Patents” means Patent Rights Controlled by a Party or any of its Affiliates on or after the Effective Date, including any Program Patents, claiming (i) the specific composition of matter of the Product, or (ii) methods of using the Product as a prophylactic or therapeutic; provided however, Patent Rights Controlled by Isis or any of its Affiliates that (y) include claims that are directed to subject matter applicable to ASOs in general, or (z) include an ASO, the sequence of which targets the RNA that encodes SMN and the RNA of a gene that does not encode SMN, will not be considered Product-Specific Patents, and in the case of (y) and (z), such Patent Rights will be considered Isis Core Technology Patents.

“Program Patents” has the meaning set forth in Section 7.1.2.

“Prosecution and Maintenance” or “Prosecute and Maintain” means, with regard to a Patent Right, the preparing, filing, prosecuting and maintenance of such Patent Right, as well as handling re-examinations, reissues, and requests for patent term extensions with respect to such Patent Right, together with the conduct of interferences, the defense of oppositions and other similar proceedings with respect to the particular Patent Right. For clarification, “Prosecution and Maintenance” or “Prosecute and Maintain” will not include any other enforcement actions taken with respect to a Patent Right.

“Receiving Party” has the meaning set forth in Section 11.1.

“Reduced Royalty Period” has the meaning set forth in Section 6.6.2(e).

“Regulatory Approval” means the approval necessary for the commercial manufacture, distribution, marketing, promotion, offer for sale, use, import, export, and sale of a pharmaceutical product in a jurisdiction regulated by a Regulatory Authority.

“Regulatory Authority” means any governmental authority, including the FDA, EMA or Koseisho (i.e., the Japanese Ministry of Health and Welfare, or any successor agency thereto), that has responsibility for granting any licenses or approvals or granting pricing or reimbursement approvals necessary for the marketing and sale of the Product in any country.

“Reverse Royalties” has the meaning set forth in Section 6.7.1.

“ROFN Period” has the meaning set forth in Section 2.1.2.

“ROFN Termination Event” has the meaning set forth in Section 2.1.2.

“Royalty Quotient” has the meaning set forth in Section 6.6.2(c).

“Service Provider” means the Third Party(ies) conducting the original and revised studies under the ISIS-SMNRx Development Plan.

“Setoff Amount” has the meaning set forth in Section 10.4.4(b).

“Setoff Dispute” has the meaning set forth in Section 10.4.4(b).

“Setoff Dispute Notice” has the meaning set forth in Section 10.4.4(b).

“SMN” means (i) SMN1 or SMN2, or (ii) both SMN1 and SMN2.

“SMN1” means the gene, Survival of Motor Neuron 1 (GenBank accession # NM_000344; Gene ID: 6606), or any alternative splice variants, mutants, polymorphisms and fragments thereof.

“Specific Performance Milestone Event” has the meaning set forth in Section 5.1.1.

“Spinal Muscular Atrophy” means an autosomal recessive motor neuron disease primarily affecting neonates and young children that results from a loss of SMN1 (GenBank accession # NM_000344; Gene ID: 6606) protein.

“Step-In Party” has the meaning set forth in Section 7.4.1.

“Sublicensee” means a Third Party to whom a Party or its Affiliates or Sublicensees has granted a sublicense or license under any Licensed Technology or Biogen Idec Technology, as the case may be, licensed to such Party in accordance with the terms of this Agreement.

“Subsequent SMN Deal” has the meaning set forth in Section 10.2.3(b)(i).

“Superior Patent Right” has the meaning set forth in Section 7.2.4(c).

“Survival of Motor Neuron 2” or “SMN2” means the gene, Survival of Motor Neuron 2 (GenBank accession #NM_017411; Gene ID: 6607), or any alternative splice variants, mutants, polymorphisms and fragments thereof.

“Third Party” means a Person or entity other than the Parties or their respective Affiliates.

“Third Party Obligations” means any financial and non-financial encumbrances, obligations, restrictions, or limitations imposed by an agreement between Isis and a Third Party (including the Isis In-License Agreements) that relate to the Product, SMN, including field or territory restrictions, covenants, milestone payments, diligence obligations, sublicense revenue, royalties, or other payments.

“Trial Court” has the meaning set forth in Section 10.4.4(b).

[***]

[***]

“United States” or “U.S.” means the fifty states of the United States of America and all of its territories and possessions and the District of Columbia.

“Valid Claim” means a claim (i) of any issued, unexpired United States or foreign Patent Right, which will not, in the country of issuance, have been donated to the public, disclaimed, nor held invalid or unenforceable by a court of competent jurisdiction in an unappealed or unappealable decision, or (ii) of any United States or foreign patent application within a Patent Right, which will not, in the country in question, have been cancelled, withdrawn, abandoned nor been pending for more than seven years, not including in calculating such seven-year period of time in which such application is in interference or opposition or similar proceedings or time in which a decision of an examiner is being appealed. Notwithstanding the foregoing, on a country-by-country basis, a patent application pending for more than seven years will not be considered to have any Valid Claim for purposes of this Agreement unless and until a patent meeting the criteria set forth in clause (i) above with respect to such application issues.

APPENDIX 2

ISIS-SMNRx Development Plan

[***]

APPENDIX 3

Development Candidate Checklist

[***]

SCHEDULE 1.2.1

JDC GOVERNANCE

(a)                                 The JDC will determine the JDC operating procedures, including frequency of meetings (at least quarterly), location of meetings, and responsibilities for agendas and minutes. The JDC will codify these operating procedures in the written minutes of the first meeting.

(b)                                 The JDC may hold meetings in person or by audio or video conference as determined by the JDC; but at least two meetings per year will be in person (one held at Isis’ facilities, and the other held at Biogen Idec’s facilities in the U.S.). Alliance Managers will attend JDC meetings as participating non-members. In addition, upon prior approval of the other Party, each Party may invite its employees or consultants to attend JDC meetings, including any subject matter expert(s) with valuable knowledge of SMN2 or Spinal Muscular Atrophy.

(c)                                  The co-chairs will be responsible for ensuring that activities occur as set forth in this Agreement, including ensuring that JDC meetings occur, JDC recommendations are properly reflected in the minutes, and any dispute is given prompt attention and resolved in accordance with Section 1.2.3, Section 7.1.3 and Section 12.1, as applicable.

(d)                                 The JDC members from the same Party will collectively have one vote. The JDC will strive to make recommendations with approval of both Isis members and Biogen Idec members, and record such recommendations in the minutes of the applicable JDC meeting.

(e)                                  The JDC may form subcommittees and working groups as it determines in order to carry out its activities under this Agreement, all of which will dissolve when the JDC dissolves.

SCHEDULE 1.2.2(a)

Other Potential Development Activities for Consideration

[***]

SCHEDULE 1.2.6

Alliance Management Activities

Each Alliance Manager is responsible for:

(a)                                 Promoting the overall health of the relationship between the Parties;

(b)                                 Developing a mutually agreed alliance launch plan covering any activities and systems that the Parties need to implement within the first 100 days after the Effective Date to support the ISIS-SMNRx Development Plan;

(c)                                  Organizing JDC meetings, including agendas, drafting minutes, and publishing final minutes;

(d)                                 Supporting the co-chairs of the JDC with organization of meetings, information exchange, meeting minutes, and facilitating dispute resolution as necessary;

(e)                                  Preparing status and progress reports on the above as determined necessary by the JDC;

(f)                                   Ensuring compliance in maintaining the Isis Internal ASO Safety Database as outlined in Section 5.2;

(g)                                 Ensuring proper approval of publications prior to submission as required in Section 11.4; and

(h)                                 Understanding and communicating the components contained in the relationship-management document provided by Isis to Biogen Idec, to assist Biogen Idec in understanding and complying with the contractual obligations under the Isis In-License Agreements after Option exercise.

SCHEDULE 1.5.2

Isis’ Fully Absorbed Cost of Goods Methodology

Cost Estimate of API Cost per Kilogram

(OOO’s)

[***]

SCHEDULE 5.1.1

Biogen Idec’s Development and Commercialization Activities and

Specific Performance Milestone Events

[***]

SCHEDULE 6.6.2(f)

Royalty Calculation Examples

[***]

SCHEDULE 6.6.2(g)

Allocation of Net Sales

[***]

SCHEDULE 6.8.1

Isis In-License Agreements

(Relevant to ISIS 396443 as of the Effective Date)

[***]

SCHEDULE 8.2.6(a)

Isis Core Technology Patents

[***]

SCHEDULE 8.2.6(b)

Isis Manufacturing and Analytical Patents

[***]

SCHEDULE 8.2.6(c)

Isis Product-Specific Patents

[***]

SCHEDULE 8.2.9

Prior Agreements

[***]

SCHEDULE 10.4.4(b)

Advisory Panel Regarding Setoff Disputes

[***]

SCHEDULE 12.1.2

Mediation

1.                                      Mediation.

1.1.         If a Dispute cannot be resolved pursuant to Section 12.1.1 of the Agreement (Escalation), the Parties agree to try in good faith to resolve any such Dispute by non-binding mediation administered by the American Arbitration Association (the “AAA”) in accordance with its Commercial Mediation Procedures then in effect (the “Procedures”), as modified by this Section 1.1 of this SCHEDULE 12.1.2.  The mediation will be conducted by a single mediator appointed by agreement of the Parties, within 15 days after either Party notifies the other Party of its intention to mediate such Dispute, or failing such agreement, appointed by the AAA in accordance with the Procedures; provided, that in either case the mediator will be a retired Delaware state or federal judge.  Unless otherwise mutually agreed upon by the Parties, the mediation proceedings will be conducted in Dover, Delaware. The Parties agree that they will share equally the costs and expenses of the mediation; provided, that each Party will bear its own attorneys’ fees and associated costs and expenses.  The mediation conference will be held within 30 days after appointment of the mediator, and will last no more than two consecutive days unless otherwise mutually agreed upon by the Parties.  Any resolution of a Dispute by mediation pursuant to this Section 1.1 of these mediation procedures will be in writing and signed by duly authorized representatives of both Parties.

1.2.         If the Parties cannot resolve a Dispute in accordance with Section 1.1 of this SCHEDULE 12.1.2, then such Dispute will be resolved by the Parties in accordance with Section 12.2 of the Agreement (Governing Law; Jurisdiction; Venue; Service of Process).

SCHEDULE 12.5

Applicable License Fee Payments in Change of Control

[***]